Exhibit 2

BOGOTA SAVINGS BANK

AMENDED PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION
AND MINORITY STOCK ISSUANCE

Exhibits

Exhibit A	Certificate of Incorporation and Bylaws of the Stock Bank
Exhibit B	Articles of Incorporation and Bylaws of the Holding Company
Exhibit C	Certificate of Incorporation and Bylaws of the MHC

1.	Introduction

This Plan of Mutual Holding Company Reorganization and Minority Stock Issuance dated September 9, 2019 (the “Plan”) provides for the reorganization of the Bank, a New Jersey-chartered mutual savings bank, into the mutual holding company structure (the “Reorganization”), in accordance with the laws of the State of New Jersey and the regulations of the New Jersey State Department of Banking and Insurance (the “Department”), regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), regulations of the Federal Deposit Insurance Corporation (the “FDIC”) and other applicable laws and regulations. The mutual holding company (the “MHC”) will be a mutually owned corporation organized under the laws of New Jersey. As part of the Reorganization and the Plan, the Bank will convert to a New Jersey-chartered stock savings bank (the “Stock Bank”), and a stock holding company (the “Holding Company”) will be established as a Maryland-chartered corporation and will be a majority-owned subsidiary of the MHC so long as the MHC remains in existence. Concurrently with the Reorganization, the Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering, which will be made on a priority basis to Depositors and the Tax-Qualified Employee Plans, with any remaining shares offered for sale to the public in a Community Offering, a Syndicated Community Offering, or a Firm Commitment Offering, or a combination thereof. The Reorganization and the Stock Offering will be conducted in accordance with applicable New Jersey laws and regulations of the Department, regulations of the Federal Reserve and FDIC, the Securities Act and the regulations of the SEC thereunder, and other applicable regulatory requirements.

The primary purpose of the Reorganization is to establish the Holding Company as a capital stock corporation, which will enable the Bank to compete more effectively with other financial services providers. The Holding Company will be authorized to issue Capital Stock to support the growth of the Bank, which is a source of capital not available to mutual savings banks. The Holding Company will not offer all its Common Stock for sale to Depositors and the public in the Stock Offering. However, the Holding Company will have flexibility to raise additional capital as needed and as market conditions permit, since a majority of the Holding Company’s Common Stock (the common stock held by the MHC) will remain available for sale in the future. Formation of the Holding Company as a subsidiary of the MHC will also provide the Bank with greater flexibility to structure and finance the expansion of its operations, including the potential acquisition of other financial institutions. Although the Reorganization and Stock Offering will create the Stock Bank and the Holding Company, the MHC will be required to own at least a majority of the Holding Company’s Common Stock and, therefore, the mutual holding company structure will preserve the Bank’s mutual form of ownership and its ability to remain an independent community bank for so long as the MHC remains in existence.

In furtherance of the Bank’s commitment to its community, this Plan provides for a contribution of Common Stock and/or cash, subject to regulatory limitations, to the Foundation. The funding of the Foundation is intended to enhance the Bank’s existing community reinvestment activities in a manner that will allow the Bank’s local communities to share in the growth and profitability of the Holding Company and the Bank over the long term.

This Plan has been approved by the Board of Directors of the Bank. This Plan must be approved by at least a majority of the total number of votes eligible to be cast in person or by valid proxy by Voting Depositors. In addition, the contribution of Common Stock to the Foundation in connection with the Offering must be approved by at least a majority of the total number of votes eligible to be cast by Voting Depositors. Each Voting Depositor will be entitled to cast one vote for each $100, or fraction thereof, of deposits in the Bank on the Voting Record Date. No Voting Depositor may cast more than 1,000 votes at the Special Meeting. The Department must approve this Plan and the transactions contemplated hereby before it is presented to Voting Depositors for their approval. In addition, the Holding Company will make any and all filings in a timely manner with the FDIC, the Federal Reserve and the SEC to obtain any requisite regulatory approvals or non-objections to complete the Reorganization.

2.	Definitions

As used in this Plan, the terms set forth below have the following meanings:

Account Holder: Any Person holding a Deposit Account at the Bank.

Acting in Concert: The term Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person or company which acts in concert with another Person or company (“other party”) will also be deemed to be Acting in Concert with any Person or company who is also Acting in Concert with that other party, except that any Tax-Qualified Employee Plan will not be deemed to be Acting in Concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. The determination of whether a Person is Acting in Concert with another Person shall be made solely by the Board of Directors of the Holding Company or Officers delegated by such Board of Directors and may be based on any evidence upon which such Board or such delegate chooses to rely, including, without limitation, joint account relationships or the fact that such Persons share a common address (whether or not related by blood or marriage) or have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the MHC, the Holding Company and the Bank, shall not be deemed to be Acting in Concert solely as a result of their membership on any of the boards of such entities.

Affiliate: Any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

Application: The Application of Mutual Holding Company Reorganization, submitted by the Bank to the Department, for approval by the Department of the Reorganization and the Stock Offering.

Associate: The term “Associate,” when used to indicate a relationship with any Person, means: (i) any corporation or organization (other than the Bank, the Holding Company, the MHC or a majority-owned subsidiary of any thereof) of which such Person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization; (ii) any trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes of this Plan relating to subscriptions in the Stock Offering and the sale of Common Stock following the Reorganization, a Person who has a substantial beneficial interest in any Non-Tax-Qualified Employee Plan or any Tax-Qualified Employee Plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that for purposes of aggregating total shares that may be held by Officers and Directors, the term “Associate” does not include any Tax-Qualified Employee Plan; and (iii) any Person who is related by blood or marriage to such Person and who (A) lives in the same home as such Person or (B) is a director or Officer of the Bank, the Holding Company, the MHC or a subsidiary of the Bank, the Holding Company or the MHC.

BHCA: The Bank Holding Company Act of 1956, as amended.

Bank: Bogota Savings Bank either in its pre-Reorganization mutual form or post-Reorganization stock form, as indicated by the context.

Bank Regulators: The Department and other bank regulatory agencies, including the FDIC and the Federal Reserve, as applicable, responsible for reviewing and approving the Reorganization and Stock Offering, including all steps necessary to complete the Reorganization and Stock Offering.

Capital Stock: Any and all authorized capital stock of the Bank or of the Holding Company.

Commissioner: The Commissioner of the New Jersey State Department of Banking and Insurance.

Common Stock: The common stock issuable by the Holding Company in connection with the Reorganization and Stock Offering, including securities convertible into Common Stock, pursuant to its articles of incorporation.

Community: Bergen County in New Jersey.

Community Offering: The offering to certain members of the general public of any shares of Common Stock unsubscribed for in the Subscription Offering. The Community Offering may occur concurrently with the Subscription Offering and/or any Syndicated Community Offering.

Control: (including the terms “controlling,” “controlled by,” and “under common control with”) means the direct or indirect power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise as described in 12 CFR Part 238.

Conversion Transaction: The conversion of the MHC from the mutual to stock form of organization, as described more specifically in Section 7 of this Plan.

Department: The New Jersey State Department of Banking and Insurance.

Deposit Account(s): Any withdrawable account, including, without limitation, savings, time, demand, NOW account, money market, certificate and passbook accounts.

Depositor: Any Person that has a Deposit Account with the Bank.

Effective Date: The date on which, after all necessary approvals to complete the Reorganization and the Stock Offering will have been obtained, the Reorganization and the Stock Offering is completed.

Eligible Account Holder: Any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining subscription rights.

Eligibility Record Date: December 31, 2017, the date for determining the Depositors that qualify as Eligible Account Holders.

Employee Plans: The Tax-Qualified and Non-Tax Qualified Employee Plans of the Bank and/or the Company.

ESOP: The Stock Bank’s employee stock ownership plan.

Estimated Valuation Range: The range of the estimated pro forma market value of the total number of shares of Common Stock to be issued by the Holding Company to the MHC and to Minority Stockholders, as determined by the Independent Appraiser before the commencement of the Subscription Offering and as it may be amended from time to time thereafter.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Federal Reserve: The Board of Governors of the Federal Reserve System.

FDIC: The Federal Deposit Insurance Corporation.

FDIC Notice: The Notice of Mutual Holding Company Reorganization and Minority Stock Offering submitted by the Bank to the FDIC, to notify the FDIC of the Reorganization and the Stock Offering.

Firm Commitment Offering: The offering, at the sole discretion of the Holding Company, of shares of Common Stock not subscribed for in the Subscription Offering and any Community Offering or Syndicated Community Offering, to members of the general public through one or more underwriters. A Firm Commitment Offering may occur following the Subscription Offering and any Community Offering or Syndicated Community Offering.

Foundation: Bogota Savings Bank Charitable Foundation, Inc., a charitable foundation that qualifies as an exempt organization under Code Section 501(c)(3) that will receive Holding Company Common Stock and/or cash in connection with the Stock Offering.

Foundation Shares: Shares of the Common Stock issued to the Foundation in connection with the Stock Offering.

Holding Company: The Maryland-chartered corporation that will be majority-owned by the MHC upon completion of the Reorganization and Stock Offering and will own all the outstanding common stock of the Stock Bank.

Holding Company Application: The Holding Company Application, on such form as may be prescribed by the Federal Reserve, which will be filed with the Federal Reserve in connection with the Reorganization and the formation of the MHC and the Holding Company.

Independent Appraiser: The independent appraiser retained by the Bank to prepare an appraisal of the pro forma market value of the Bank and the Holding Company.

Liquidation Account: The liquidation account established pursuant to Section 23 of this Plan.

Management Person: Any Officer, director or trustee of the Bank, the Holding Company or MHC, or any Affiliate of the Bank, the Holding Company or MHC, and any Person Acting in Concert with any such Officer, director or trustee.

Market Maker: A dealer (i.e., any person who engages directly or indirectly as agent, broker, or principal in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person) who, with respect to a particular security, (i) regularly publishes bona fide competitive bid and offer quotations on request, and (ii) is ready, willing and able to effect transactions in reasonable quantities at the dealer’s quoted prices with other brokers or dealers.

MHC: The mutual holding company created in the Reorganization. The MHC will become the mutual holding company of the Holding Company and the Bank upon completion of the Reorganization.

Minority Ownership Interest: The shares of Common Stock owned by Persons, other than the MHC, expressed as a percentage of the total shares of Common Stock outstanding.

Minority Stock Offering: One or more offering(s) of Common Stock to Persons other than the MHC, provided that upon completion of each Minority Stock Offering, no more than 49.9% of the outstanding Common Stock, in the aggregate, is owned by Persons other than the MHC.

Minority Stockholder: An owner of the Common Stock, other than the MHC.

Offering Range: The aggregate purchase price of the Common Stock to be sold in the Stock Offering based on the Independent Valuation expressed as a range, which may vary within 15% above or 15% below the midpoint of such range, with a possible adjustment by up to 15% above the maximum of such range. The Offering Range will be based on the Estimated Valuation Range but will represent a Minority Ownership Interest equal up to 49.9% of the outstanding Common Stock.

Officer: An executive officer of the MHC, the Holding Company or the Bank, including the Chief Executive Officer, President, Executive Vice Presidents, Senior Vice Presidents in charge of principal business functions, Secretary, Treasurer and any other person performing similar policy making functions.

Order Form: Any form (together with any attached cover letter and/or certifications or acknowledgements), sent by the Bank to any Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding purchases of Common Stock in the Subscription and Community Offerings.

Other Depositor: Any Person who has a Qualifying Deposit at the Bank at the close of business on the Voting Record Date who is not an Eligible Account Holder or Supplemental Eligible Account Holder, or Tax-Qualified Employee Plan.

Person: An individual, corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization, or a government or political subdivision of a government.

Plan: This Plan of Mutual Holding Company Reorganization and Minority Stock Issuance.

Qualifying Deposit: The aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, or (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

Regulations: The rules and regulations of the Bank Regulators, including the Department’s rules and regulations regarding mutual holding companies and any applicable rules and regulations of the Federal Reserve and the FDIC.

Reorganization: The reorganization of the Bank into the “two-tier” mutual holding company structure pursuant to this Plan by establishing the MHC, the Holding Company and the Stock Bank.

Resident: The terms “resident,” “residence,” “reside,” “resided” or “residing,” when used in this Plan with respect to any Person, means any Person who occupies a dwelling within the Community, has an intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that the nature of such presence within the Community is something other than merely transitory. If a Person is a corporation or other business entity, the principal place of business or headquarters must be in the Community. If the Person is a personal benefit plan, the circumstances of the beneficiary will apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee will be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to determine whether a Person is a Resident. In all cases, however, such a determination will be in the sole discretion of the Bank.

SEC: The United States Securities and Exchange Commission.

Securities Act: The Securities Act of 1933, as amended.

Special Meeting: The Special Meeting of Depositors called to vote on this Plan.

Stock Bank: The New Jersey-chartered stock savings bank established as part of the Reorganization, which will be the successor to the Bank and which will be wholly-owned by the Holding Company.

Stock Offering: The offering of Common Stock for sale to Persons, other than the MHC, pursuant to this Plan in the Subscription Offering and, to the extent shares remain available for sale, in the Community Offering, the Syndicated Community Offering or the Firm Commitment Offering, as the case may be.

Subscription Offering: The offering of Common Stock for subscription and purchase pursuant to Section 11 of this Plan.

Subsidiary: A company that is controlled by another company, either directly or indirectly through one or more subsidiaries.

Supplemental Eligible Account Holder: A Person holding a Qualifying Deposit as of the close of business on the Supplemental Eligibility Record Date, who is not an Eligible Account Holder, a Tax-Qualified Employee Plan or an Officer or director of the Bank.

Supplemental Eligibility Record Date: The date for determining the Depositors that qualify as Supplemental Eligible Account Holders. The Supplemental Eligibility Record Date will be the last day of the calendar quarter preceding the Department’s approval of the Reorganization.

Syndicated Community Offering: The offering of Common Stock through a syndicate of broker-dealers, which may occur either following or contemporaneously with the Community Offering.

Tax-Qualified Employee Plan: Any defined benefit plan or defined contribution plan (including any employee stock ownership plan, stock bonus plan, profit-sharing plan, or other plan) of the Bank, the Holding Company, the MHC or any of their Affiliates, which, with its related trusts, meets the requirements to be qualified under Section 401 of the Internal Revenue Code. The term “Non-Tax-Qualified Employee Plan” means any stock benefit plan that is not so qualified under Section 401 of the Internal Revenue Code.

Voting Depositor: A Depositor as of the close of business on the Voting Record Date who is entitled to vote at the Special Meeting.

Voting Record Date: The date established by the Bank for determining the Depositors entitled to vote on the Plan.

3.	The Reorganization

A.	Organization of the MHC, the Holding Company and the Stock Bank

As part of the Reorganization, the Bank will convert its charter to stock form and become the Stock Bank and will establish the Holding Company as a Maryland corporation and the MHC as a New Jersey corporation. The Reorganization will be effected as follows or in any other manner approved by the Bank Regulators that is consistent with the purposes of this Plan and applicable laws and regulations:

(i)	the Bank will organize a New Jersey-chartered interim stock savings bank as a wholly-owned subsidiary (“Interim One”);

(ii)	Interim One will organize a New Jersey-chartered interim stock savings bank as a wholly-owned subsidiary (“Interim Two”);

(iii)	Interim One will organize the Holding Company as a wholly-owned subsidiary;

(iv)

the Bank will convert to stock form and exchange its mutual savings bank organization certificate for a New Jersey stock savings bank organization certificate and thereby become the Stock Bank, and Interim One will become the wholly-owned subsidiary of the Stock Bank;

(v)

the shares of common stock of Interim One held by the Stock Bank will be cancelled and Interim One will exchange its organization certificate for a New Jersey mutual holding company organization certificate to become the MHC;

(vi)

concurrently with steps (iv) and (v), Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting entity and a subsidiary of the MHC, whereby all stock of the Stock Bank will be issued to the MHC in exchange for liquidation interests in the MHC; and

(vii)	the MHC will contribute the capital stock of the Stock Bank to the Holding Company, and the Stock Bank will become a wholly-owned subsidiary of the Holding Company.

Contemporaneously with the Reorganization, the Holding Company will offer for sale in the Stock Offering shares of Common Stock representing less than 50% of the pro forma market value of the Holding Company and the Bank.

Upon consummation of the Reorganization, the Stock Bank will be deemed to be a continuation of the Bank, and all property of the Bank, including its right, title and interest in and to all property of whatever kind and nature, all interest and assets previously existing or pertaining to the Bank, or which would inure to the Bank immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Bank, except for up to $100,000.00. The Stock Bank will have, hold, and enjoy the same rights and to the same extent as those rights were possessed, held, and enjoyed by the Bank. The Stock Bank will continue to have, succeed to, and be responsible for all the rights, assets, liabilities, deposits and obligations of the Bank (other than assets expressly transferred to or retained by the MHC or the Holding Company), and will maintain its headquarters and operations at the Bank’s present locations. The Stock Bank may distribute additional capital to the Holding Company following the Reorganization, subject to the applicable requirements set forth in the Regulations governing capital distributions.

B.	Effect on Deposit Accounts and Borrowings

Each Deposit Account in the Bank on the Effective Date will remain a Deposit Account in the Stock Bank in the same amount and upon the same terms and conditions, and will continue to be federally insured up to the legal maximum by the FDIC in the same manner as the Deposit Account existed in the Bank immediately before the Reorganization. Upon consummation of the Reorganization, all loans and other borrowings from the Bank will retain the same status with the Stock Bank after the Reorganization as they had with the Bank immediately before the Reorganization.

C.	The Stock Bank

Upon the completion of the Reorganization, the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and will be subject to all limitations applicable to, capital stock savings banks under New Jersey law. A copy of the proposed certificate of incorporation and bylaws of the Stock Bank is attached hereto as Exhibit A and are made a part of this Plan. The Reorganization will not reduce the amount of retained earnings (other than the assets of the Bank retained by or distributed to the Holding Company or the MHC), undivided profits, and general loss reserves that the Bank had before the Reorganization. The retained earnings and general loss reserves will be accounted for by the MHC, the Holding Company and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

The initial members of the Board of Directors of the Stock Bank will be the members of the Board of Directors of the Bank serving immediately before the consummation of the Reorganization. Thereafter, the Holding Company, as the sole stockholder of the Stock Bank, will elect approximately one-third of the Stock Bank’s Board of Directors annually. The current management of the Bank will continue as the management of the Stock Bank following the Reorganization. The Stock Bank will be a wholly-owned subsidiary of the Holding Company. The Holding Company will be owned by its stockholders.

D.	The Holding Company.

The Holding Company will be authorized to exercise any and all powers, rights and privileges, and will be subject to all limitations applicable to bank holding companies and mutual bank holding companies under applicable laws and regulations. The initial members of the Board of Directors of the Holding Company will be the members of the Board of Directors of the Bank serving immediately before the consummation of the Reorganization. Thereafter, the voting stockholders of the Holding Company will elect approximately one-third of the Holding Company’s directors annually. A copy of the proposed articles of incorporation and bylaws of the Holding Company is attached as Exhibit B and are made part of this Plan.

The Holding Company will have the power to issue shares of Capital Stock to persons other than the MHC. However, so long as the MHC is in existence, the MHC will be required to own at least a majority of the Common Stock of the Holding Company. The Holding Company will be authorized to undertake one or more Minority Stock Offerings, provided that upon completion of each Minority Stock Offering, no more than 49.9% of the Holding Company’s outstanding

Common Stock, in the aggregate, is owned by Persons other than the MHC. The Holding Company intends to offer for sale up to 49.9% of its Common Stock in the Stock Offering.

E.	The MHC

As a mutual corporation, the MHC will have no stockholders. The directors of the MHC will have exclusive voting authority as to all matters relating to the MHC other than any conversion of the MHC to stock form. Except as provided in Section 23 of this Plan, any liquidation rights of Depositors that existed under New Jersey law prior to the Reorganization will continue in the MHC following the Reorganization, and such rights will continue so long as a Depositor maintains a Deposit Account with the Stock Bank. The rights and powers of the MHC, including any rights of Depositors exercisable through the MHC, will be defined by the MHC’s certificate of incorporation and bylaws (a copy of which is attached to this Plan as Exhibit C and are made a part hereof) and by the statutory and regulatory provisions applicable to bank holding companies and mutual holding companies.

The Bank will apply to the Department, the FDIC and the Federal Reserve to have the MHC receive or retain (as the case may be) up to $100,000.00 in connection with the Reorganization. All assets, rights, obligations and liabilities of whatever nature of the Bank not expressly retained by the MHC will be deemed transferred to the Stock Bank.

The initial members of the Board of Directors of the MHC will be the members of the Board of Directors of the Bank serving immediately before the consummation of the Reorganization plus the addition of one additional director as identified in the MHC’s certificate of incorporation. Thereafter, approximately one-third of the directors of the MHC will be elected annually by the members of the Board of Directors of the MHC.

4.	Conditions to Implementation of the Reorganization and Stock Offering

Completion of the Reorganization and Stock Offering is subject to the following conditions:

A.	Approval of the Plan by two-thirds (2/3) of the Board of Directors of the Bank.

B.

Approval by the Department of this Plan, the certificates of incorporation of the Holding Company and the MHC, and all other transactions contemplated by this Plan for which approval is required by the Department.

C.

The filing of a Holding Company Application with the Federal Reserve pursuant to the BHCA for the Holding Company and MHC to become bank holding companies by owning or acquiring 100% of the common stock of the Stock Bank in the case of the Holding Company, and a majority of the Common Stock of the Holding Company in the case of the MHC, and the approval of such Holding Company Application by the Federal Reserve.

D.	The filing of the FDIC Notice with the FDIC, and the approval or non-objection of the FDIC Notice by the FDIC. In addition, the FDIC must approve any merger or transfer of assets and liabilities involving the Bank or an interim savings bank in connection with the Reorganization.

E.

Submission of the Plan to the Voting Depositors at the Special Meeting for approval pursuant to a proxy statement and form of proxy cleared in advance by the Bank Regulators, and such Plan is approved by a majority of the total votes eligible to be cast by the Voting Depositors either in person or by valid proxy.

F.	Receipt by the Bank of an opinion of the Bank’s counsel as to the federal income tax consequences of the Reorganization to the MHC, the Holding Company and the Bank.

G.

Receipt by the Bank of an opinion of the Bank’s counsel or independent public accountant as to the New Jersey income tax consequences of the Reorganization to the MHC, the Holding Company and the Bank.

5.	Special Meeting of Depositors

After the approval of the Plan by the Bank Regulators, the Bank will schedule the Special Meeting. Promptly after receipt of regulatory approval of the Plan and at least 20 days, but not more than 45 days, before the Special Meeting, the Bank will distribute proxy solicitation materials to all Voting Depositors. The proxy solicitation materials will include a proxy statement and other documents authorized for use by the Bank Regulators. The Bank will make available a copy of the Plan to Voting Depositors upon request. The affirmative vote of at least a majority of the total votes eligible to be cast by the Voting Depositors represented at the Special Meeting either in person or by valid proxy is required for approval of the Plan. Voting may be in person or by proxy. Proxy voting may be via telephone, text message, e-mail and/or Internet, in each case as permissible. Each Voting Depositor will be entitled to cast one vote for each $100, or fraction thereof, of deposits in the Bank on the Voting Record Date. No Voting Depositor may cast more than 1,000 votes at the Special Meeting. The Bank will notify the Bank Regulators promptly of the actions of the Voting Depositors and will certify to the Commissioner the result of the vote taken at the Special Meeting.

6.	Liquidation Rights

Following the Reorganization, each Eligible Account Holder will have an interest in the Liquidation Account established pursuant to Section 23 of this Plan so long as such Person maintains his or her Qualifying Deposit after the Reorganization. In addition, all Persons who became Depositors with the Stock Bank after the Eligibility Record Date or become Depositors after the completion of the Reorganization will have liquidation rights with respect to the MHC to the same extent that Depositors had liquidation rights in the Bank prior to the completion of the Reorganization, but will not have an interest in the Liquidation Account. The liquidation rights of each Eligible Account Holder will be limited to such Depositor’s current interest in the Liquidation Account. In each case, no Person who ceases to be the holder of a Deposit Account with the Bank will have any liquidation rights with respect to the MHC. Borrowers of the Bank will not receive liquidation rights in the MHC in connection with any borrowings from the Bank.

7.	Conversion of MHC to Stock Form

Following the completion of the Reorganization and Stock Offering, the MHC may elect to undertake a Conversion Transaction in accordance with applicable laws. The Board of Directors of the Bank has no current intention to conduct a Conversion Transaction, and there can be no assurance when, if ever, a Conversion Transaction would occur.

In a Conversion Transaction, it is expected that the MHC would merge with and into the Holding Company with the Holding Company as the resulting entity, followed by the merger of the Holding Company with and into a new stock holding company, with the new stock holding company as the resulting entity. Depositors of the Stock Bank would receive the right to subscribe for shares of common stock of the new stock holding company, which shares would represent the ownership interest of the MHC in the Holding Company immediately before the Conversion Transaction. The additional shares of common stock of the new stock holding company issued in the Conversion Transaction would be sold at their aggregate pro forma market value as determined by an independent appraisal.

Any Conversion Transaction must be fair and equitable to Minority Stockholders. In any Conversion Transaction, the Minority Stockholders shall be entitled, without additional consideration, to maintain the same percentage ownership interest in the new stock holding company after the Conversion Transaction as their percentage ownership interest in the Holding Company immediately before the Conversion Transaction (i.e., the “Minority Ownership Interest”), subject to adjustment, if any, required by the Bank Regulators to reflect assets of the MHC, including any dividends paid to the MHC.

At the sole discretion of the Boards of Directors of the MHC and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interests of Minority Stockholders other than as set forth in this Plan. If a Conversion Transaction does not occur, the MHC will always own a majority of the Common Stock of the Holding Company.

A Conversion Transaction would require the prior approval of the Department and the Federal Reserve, and would also require the approval of Depositors of the Stock Bank and the stockholders of the Holding Company, including the MHC. Federal regulations require that in any Conversion Transaction the Depositors of the Stock Bank will be accorded the same stock purchase priorities as if the MHC were a mutual savings bank converting to stock form.

8.	Timing of the Reorganization and Sale of Capital Stock

The Bank intends to consummate the Reorganization and Stock Offering as soon as feasible following the receipt of all approvals referred to in Section 4 of this Plan. Subject to the approval of the Bank Regulators, the Holding Company intends to commence the Stock Offering concurrently with the proxy solicitation of Depositors. The Holding Company may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock will be conditioned upon approval of the Plan by the Voting Depositors at the Special Meeting. Subject to Bank Regulator approval, the Bank’s proxy solicitation materials may permit certain Depositors to return to the Bank, by a reasonable date certain, a postage paid card or other written communication requesting receipt of the prospectus if the prospectus is not mailed concurrently with the proxy solicitation materials. The Stock Offering will be conducted in compliance with the Regulations and the securities offering regulations of the SEC.

9.	Number of Shares to be Offered

The total number of shares (or range thereof) of Common Stock to be issued and offered for sale pursuant to the Plan will be determined initially by the Board of Directors of the Bank and the Board of Directors of the Holding Company in conjunction with the determination of the Independent Appraiser. The number of shares to be issued and offered may be adjusted before the completion of the Stock Offering. The total number of shares of Common Stock that may be issued to persons other than the MHC at the close of the Stock Offering must be less than 50% of the Holding Company’s issued and outstanding shares of Common Stock.

10.	Independent Valuation and Purchase Price of Shares

All shares of Common Stock sold in the Stock Offering will be sold at a uniform purchase price per share determined prior to the commencement of the Stock Offering. The purchase price per share and number of shares to be outstanding will be determined by the Board of Directors of the Holding Company based on the estimated consolidated pro forma market value of the Holding Company and the Bank as determined for such purposes by the Independent Appraiser. The aggregate purchase price for the Common Stock will be consistent with the pro forma market value of the Holding Company and the Bank.

The Holding Company intends to offer for sale and issue up to 49.9% of its Common Stock in the Stock Offering, and the Board of Directors of the Bank and Board of Directors of the Holding Company will fix the percentage of shares to be offered for sale prior to the commencement of the Stock Offering. The number of shares of Common Stock to be issued and the ownership interest of the MHC may be increased or decreased by the Holding Company, taking into consideration any change in the independent valuation and other factors, at the discretion of the Board of Directors of the Bank and the Board of Directors of the Holding Company.

Before the commencement of the Stock Offering, an Estimated Valuation Range will be established, which range may vary within 15% above to 15% below the midpoint of such range, and up to 15% greater than the maximum of such range, as determined by the Board of Directors of the Holding Company at the time of the Stock Offering and consistent with applicable requirements set forth in the Regulations. In the event the aggregate purchase price of the Common Stock is below the minimum of the Estimated Value Range, or materially above the maximum of the Estimated Value Range, a resolicitation of subscribers may be required, provided that up to a 15% increase above the maximum of the Estimated Value Range will be deemed not material and thus will not require a resolicitation. Any such resolicitation will be effected in such manner and within such time as the Bank and Holding Company establish, provided that all required regulatory approvals are obtained.

Notwithstanding the foregoing, no sale of Common Stock may be consummated unless, before such consummation, the Independent Appraiser confirms to the Holding Company, the

Bank and to the Bank Regulators that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred that, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the aggregate value of the Common Stock sold in the Stock Offering is incompatible with its estimate of the aggregate consolidated pro forma market value of the Holding Company and the Bank. If such confirmation is not received, the Holding Company may cancel the Stock Offering, extend the Stock Offering and establish a new price range and/or estimated price range, extend, reopen or hold a new Stock Offering or take such other action as the Bank Regulators may permit.

The estimated market value of the Holding Company and the Bank will be determined by an Independent Appraiser based on such appropriate factors that are consistent with the applicable Regulations. The Common Stock to be issued in the Stock Offering will be fully paid and nonassessable.

If there is a Community Offering, Syndicated Community Offering or Firm Commitment Offering of shares of Common Stock not subscribed for in the Subscription Offering, the price per share at which the Common Stock is sold in such Community Offering, Syndicated Community Offering or Firm Commitment Offering will be equal to the purchase price per share at which the Common Stock is sold to persons in the Subscription Offering. Shares sold in the Community Offering, Syndicated Community Offering or Firm Commitment Offering will be subject to the same limitations as shares sold in the Subscription Offering.

11.	Method of Offering Shares and Rights to Purchase Stock

In descending order of priority, the opportunity to purchase Common Stock in the Subscription Offering will be given to: (1) Eligible Account Holders; (2) Tax-Qualified Employee Plans; (3) Supplemental Eligible Account Holders; and (4) Other Depositors. Any shares of Common Stock that are not subscribed for in the Subscription Offering may at the discretion of the Bank and the Holding Company be offered for sale in the Community Offering, the Syndicated Community Offering or the Firm Commitment Offering. The minimum purchase by any Person will be 25 shares. The Holding Company will determine in its sole discretion whether each prospective purchaser is a Resident, Associate, or Acting in Concert as defined in the Plan, and will interpret all other provisions of the Plan in its sole discretion. All such determinations may be based on whatever evidence the Holding Company chooses to use in making any such determination.

In addition to the priorities set forth below, the Board of Directors of the Bank may establish other priorities for the purchase of Common Stock, subject to the approval of the Bank Regulators. The priorities for the purchase of shares in the Stock Offering are as follows:

A.	Subscription Offering

Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $150,000, one-tenth of one percent (0.1%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date and subject to the provisions of Section 12; provided, that the Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 12. If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber’s Qualifying Deposit bear to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess will be reallocated (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription Order Form all accounts in which he had an ownership interest as of the Eligibility Record Date. Officers and directors of the Bank, and their Associates, may qualify as Eligible Account Holders. However, if an officer or trustee of the Bank, or his or her Associate, receives subscription rights based on increased deposits at the Bank in the year before the Eligibility Record Date, subscription rights based upon these increased deposits are subordinate to the subscription rights of other Eligible Account Holders.

Priority 2: Tax-Qualified Employee Plans. The Tax-Qualified Employee Plans will be given the opportunity to purchase, in the aggregate, up to 4.9% of the outstanding shares of Common Stock of the Holding Company at the conclusion of the Stock Offering. In the event of an oversubscription in the Stock Offering, subscriptions for shares by the Tax-Qualified Employee Plans may be satisfied, in whole or in part, out of authorized but unissued shares of the Holding Company subject to the maximum purchase limitations applicable to such plans as set forth herein, or may be satisfied, in whole or in part, through open market purchases by the Tax-Qualified Employee Plans after the closing of the Stock Offering.

Priority 3: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, and the Tax-Qualified Employee Plans, each Supplemental Eligible Account Holder will receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to the greater of $150,000, one-tenth of one percent (0.1%) of the total shares offered in the Stock Offering, or 15 times the product (rounded down to the nearest whole number) obtained by multiplying the total number of shares of Common Stock to be issued in the Stock Offering by a fraction, of which the numerator is the Qualifying Deposit of the

Supplemental Eligible Account Holder and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date and subject to the provisions of Section 12; provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering, or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 12. If Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders and the Tax-Qualified Employee Plans, exceeds the total shares offered in the Stock Offering, the subscriptions of Supplemental Eligible Account Holders will be allocated among subscribing Supplemental Eligible Account Holders to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber’s Qualifying Deposits on the Supplemental Eligibility Record Date bear to the total amount of Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess will be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated. Directors and Officers do not qualify as Supplemental Eligible Account Holders.

Priority 4: Other Depositors. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, the Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, each Other Depositor shall receive non-transferable subscription rights to subscribe for shares of Common Stock offered in the Stock Offering in an amount equal to $150,000, provided that the Bank may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 5% of the maximum number of shares offered in the Stock Offering, or decrease such maximum purchase limitation to 0.1% of the maximum number of shares offered in the Stock Offering, subject to the overall purchase limitations set forth in Section 12. In the event Other Depositors subscribe for a number of shares which, when added to the shares subscribed for by the Eligible Account Holders, Tax-Qualified Employee Plans and Supplemental Eligible Account Holders, exceeds the total number of shares offered in the Stock Offering, the subscriptions of such Other Depositors will be allocated among subscribing Other Depositors on a pro rata basis based on the size of such Other Depositors’ orders.

B.	Community Offering

Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in the Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference to those natural persons residing in the Community. The Community Offering, if any, will be for a period of not more than 45 days, unless extended by the Holding Company and the Bank, and will begin concurrently with, during or promptly after the Subscription Offering. The Holding Company and the Bank may use one or

more investment banking firms on a best efforts basis to sell the unsubscribed shares in the Subscription and Community Offering. The Holding Company and the Bank may pay a commission or other fee to such investment banking firm(s) for shares sold by such firm(s) in the Subscription and Community Offerings and may reimburse such firm(s) for expenses incurred in connection with the sale. No Person may purchase more than $150,000 of Common Stock in the Community Offering, subject to the overall purchase limitations set forth in Section 12. If orders for shares of Common Stock in the Community Offering exceed the number of shares available for sale, then shares will be allocated (to the extent shares remain available) first, to cover orders of natural persons residing in the Community, and, then, to the extent any shares remain available, to cover orders of other members of the general public on a basis that will promote a widespread distribution of the Common Stock. If orders for shares of Common Stock in each of these categories exceed the number of shares available for sale within such category, then orders will first be filled up to a maximum of 2% of the shares sold in the Stock Offering, and thereafter remaining shares will be allocated on an equal number of shares basis per order.

The Bank and the Holding Company, in their sole discretion, may reject orders, in whole or in part, received from any Person in the Community Offering.

C.	Syndicated Community Offering or Firm Commitment Offering

If feasible, any shares of Common Stock not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers in a Syndicated Community Offering, subject to terms, conditions and procedures, including the timing of the offering, as may be determined by the Bank and the Holding Company, subject to the right of the Holding Company, in its sole discretion, to accept or reject in whole or in part all orders in the Syndicated Community Offering. It is expected that the Syndicated Community Offering would begin as soon as practicable after termination of the Subscription Offering and the Community Offering, if any. The Syndicated Community Offering will be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. No Person may purchase more than $150,000 of Common Stock in the Syndicated Community Offering, subject to the overall purchase limitations set forth in Section 12.

Alternatively, if feasible, the Board of Directors may determine to offer any shares of Common Stock sold in the Subscription Offering and any Community Offering for sale in a Firm Commitment Offering subject to such terms, conditions and procedures as may be determined by the Bank and the Holding Company, subject to the right of the Holding Company, in its sole discretion, to accept or reject in whole or in part any orders in the Firm Commitment Offering. Provided the Subscription Offering has begun, the Holding Company may begin the Firm Commitment Offering at any time. Any Firm Commitment Offering will be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided herein. No Person may purchase more than $150,000 of Common Stock in the Firm Commitment Offering, subject to the overall purchase limitations set forth in Section 12.

If, for any reason, a Syndicated Community Offering or a Firm Commitment Offering for the shares of Common Stock not sold in the Subscription Offering or any Community Offering cannot be effected and any shares remain unsold after the Subscription Offering and the

Community Offering, if any, the Board of Directors of the Holding Company and the Board of Directors of the Bank will seek to make other arrangements to sell unsubscribed shares aggregating at least the minimum of the Offering Range. Such other arrangements will be subject to the receipt of any required approvals of the Bank Regulators.

12.	Additional Limitations on Purchases of Common Stock

Purchases of Common Stock in the Stock Offering will be subject to the following purchase limitations:

A.

The aggregate amount of outstanding Common Stock of the Holding Company owned or controlled by persons other than MHC at the close of the Stock Offering shall be less than 50% of the Holding Company’s total outstanding Common Stock.

B.

The maximum purchase of Common Stock in the Subscription Offering by a Person or group of Persons through a single Deposit Account is $150,000. No Person by himself, with an Associate or group of Persons Acting in Concert, may purchase more than $250,000 of the Common Stock offered in the Stock Offering except that: (i) the Holding Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to 9.9% of the number of shares sold in the Stock Offering, provided that the total number of shares purchased by Persons, their Associates and those Persons with whom they are Acting in Concert, to the extent such purchases exceed 5% of the shares sold in the Stock Offering, may not exceed, in the aggregate, 10% (or such higher percentage as may be determined by the Board of Directors of the Bank with the approval of the Bank Regulators) of the total number of the shares sold in the Stock Offering; (ii) the Tax-Qualified Employee Plans may purchase, in the aggregate, up to 4.9% of the outstanding shares of Common Stock of the Holding Company at the conclusion of the Stock Offering; and (iii) for purposes of this subsection 12.B, shares to be held by any Tax-Qualified Employee Plan and attributable to a Person will not be aggregated with other shares purchased directly by or otherwise attributable to such Person.

C.

The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by any one or more Tax-Qualified Employee Plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, may not exceed 4.9% of the outstanding shares of Common Stock of the Holding Company or 4.9% of the stockholders’ equity of the Holding Company at the conclusion of the Stock Offering.

D.

The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by any one or more Tax-Qualified Employee Plans and any one or more Non-Tax-Qualified Employee Plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, may not exceed 4.9% of the outstanding shares of Common Stock of the Holding Company or 4.9% of the stockholders’ equity of the Holding Company at the conclusion of the Stock Offering, provided, however, if the Holding Company’s tangible capital ratio equals at least 10% at the time of implementation of such plans, the Tax-Qualified and Non-Tax Qualified Employee Plans may purchase in the aggregate up to 5.88% of the outstanding shares of Common Stock or stockholders’ equity of the Holding Company at the conclusion of the Stock Offering.

E.

The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by any one or more restricted stock plans, exclusive of any shares of Common Stock acquired by such plans in the secondary market, may not exceed 1.47% of the outstanding shares of Holding Company Common Stock or 1.47% of the Holding Company’s stockholders’ equity at the conclusion of the Stock Offering; provided, however, if the Holding Company tangible capital ratio equals at least 10% at the time of implementation of the plans, any restricted stock plans may purchase in the aggregate up to 1.96% of the outstanding shares of Common Stock or stockholders’ equity of the Holding Company at the conclusion of the Stock Offering.

F.

The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by one or more stock option plans, exclusive of any Common Stock acquired by such plans in the secondary market, may not exceed 4.9% of the outstanding shares of Holding Company Common Stock or stockholders’ equity of the Holding Company at the conclusion of the Stock Offering.

G.

The aggregate amount of Common Stock acquired in the Stock Offering, plus all prior issuances by the Holding Company, by all stock option plans and restricted stock plans or acquired by all Management Persons and their Associates in the secondary market, may not exceed 25% (or such higher percentage as may be set by the Board of Directors with the approval of the Bank Regulators) of the outstanding shares of Common Stock or 25% of the stockholders’ equity of the Holding Company held by persons other than the MHC at the conclusion of the Stock Offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph, shares held by any Tax-Qualified Employee Plan or Non-Tax-Qualified Employee Plan that are attributable to such persons will not be counted.

H.

The amount of common stock that may be encompassed under all stock option plans and restricted stock plans of the Holding Company may not exceed, in the aggregate, 25% of the outstanding shares of Common Stock of the Holding Company held by persons other than the MHC at the conclusion of the Stock Offering.

I.

Notwithstanding any other provision of this Plan, no Person will be entitled to purchase any Common Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

J.

The Board of Directors of the Holding Company has the right in its sole discretion to reject any order submitted by a Person whose representations the Board of Directors of the Holding Company believes to be false or who it otherwise believes, either alone or Acting in Concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of this Plan.

K.

A minimum of 25 shares of Common Stock must be purchased by each Person purchasing shares in the Stock Offering to the extent those shares are available; provided, however, that in the event the minimum number of shares of Common Stock purchased times the price per share exceeds $500, then such minimum purchase requirement will be reduced to such number of shares which when multiplied by the price per share will not exceed $500, as determined by the Board.

Subscription rights afforded by this Plan and by Bank Regulator requirements, are non-transferable. No Person may transfer, offer to transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of any subscription rights under this Plan. No Person may transfer, offer to transfer or enter into an agreement or understanding to transfer legal or beneficial ownership of any shares of Common Stock except pursuant to this Plan.

Each Person purchasing Common Stock in the Stock Offering will be deemed to confirm that such purchase does not conflict with the purchase limitations in the Plan. All questions concerning whether any Persons are Associates or a group Acting in Concert or whether any purchase conflicts with the purchase limitations in this Plan or otherwise violates any provisions of this Plan shall be determined by the Bank in its sole discretion. Such determination shall be conclusive, final and binding on all Persons, and the Bank may take any remedial action including, without limitation, rejecting the purchase or referring the matter to the Bank Regulators for action, as the Bank may in its sole discretion consider appropriate.

13.	Payment for Common Stock

All payments for Common Stock subscribed for or ordered in the Stock Offering must be delivered in full to the Bank or an agent of the Bank, together with a properly completed and executed Order Form, or purchase order in the case of the Syndicated Community Offering, on or before the expiration date specified on the Order Form or purchase order, as the case may be, unless such date is extended by the Bank; provided, that if the Employee Plans subscribe for shares of Common Stock during the Subscription Offering, such plans may pay for such shares upon consummation of the Stock Offering. The Holding Company or the Bank may make scheduled discretionary contributions to the ESOP provided such contributions from the Bank, if any, do not cause the Bank to fail to meet its regulatory capital requirements.

Payment for Common Stock must be made by either a personal check, a bank draft or a money order or, if a purchaser has a Deposit Account, the purchaser’s authorization of withdrawal from the purchaser’s Deposit Account in an amount equal to the purchase price of such shares. Such authorized withdrawal, whether from a savings passbook or certificate account, will be without any premature withdrawal penalty. If the authorized withdrawal is from a certificate account, and the remaining balance does not meet the applicable minimum balance requirements, the certificate will be canceled at the time of withdrawal, without penalty, and the remaining balance will earn interest at the Bank’s passbook rate. Funds for which a withdrawal is authorized will remain in the purchaser’s Deposit Account but may not be used by the purchaser until the Common Stock has been sold or the 45-day period (or such longer period as may be approved by the Bank Regulators) following the Stock Offering has expired, whichever occurs first. Thereafter, the withdrawal will be given effect only to the extent necessary to satisfy the subscription (to the extent it can be filled) at the purchase price per share set forth in the Order Form. Interest will continue to be earned on any amounts authorized for withdrawal until such withdrawal is given effect.

Subscription funds received before the completion of the Stock Offering will be held in a segregated deposit account at the Bank or, in the Bank’s discretion, at another federally insured depository institution. The Bank will pay interest on subscription funds made by personal check, bank draft or money order at a rate no less than the Bank’s passbook rate. Such interest will be paid from the date payment is received by the Bank until consummation or termination of the Stock Offering. If, for any reason, the Stock Offering is not consummated, all payments made by subscribers in the Stock Offering will be refunded to them with interest. In case of amounts authorized for withdrawal from Deposit Accounts, such amounts will be refunded by canceling the authorization for withdrawal.

14.	Manner of Exercising Subscription Rights Through Order Forms

As soon as practicable after the prospectus prepared by the Holding Company has been declared effective by the SEC, and the Bank Regulators have approved the Reorganization and Stock Offering, copies of the prospectus and Order Forms will be distributed to all Eligible Account Holders, Supplemental Eligible Account Holders, Other Depositors and the Tax-Qualified Employee Plans at their last known addresses appearing on the records of the Bank to subscribe for shares of Common Stock in the Subscription Offering and will be made available for use by those other persons to whom a prospectus is delivered.

Each Order Form will be preceded or accompanied by the prospectus describing the Holding Company, the Bank, the Common Stock and the Subscription and Community Offerings. Each Order Form will contain, among other things, the following:

A.

A specified date by which all Order Forms must be received by the Bank, which date will be not less than 20, nor more than 45 days, following the date on which the Order Forms are mailed by the Bank, and which date will constitute the termination of the Subscription Offering;

B.	The purchase price per share for shares of Common Stock to be sold in the Subscription and Community Offerings;

C.	A description of the minimum and maximum number of shares of Common Stock that may be subscribed for pursuant to the exercise of Subscription Rights or otherwise purchased in the Community Offering;

D.

Instructions as to how the recipient of the Order Form must indicate thereon the number of shares of Common Stock for which such Person elects to subscribe and the available alternative methods of payment therefor;

E.	An acknowledgment that the recipient of the Order Form has received a final copy of the prospectus before the execution of the Order Form;

F.

A statement indicating the consequences of failing to properly complete and return the Order Form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Bank within the subscription period such properly completed and executed Order Form, together with a personal check, bank draft or money order in the full amount of the purchase price as specified in the Order Form for the shares of Common Stock for which the recipient elects to subscribe in the Subscription Offering (or by authorizing on the Order Form that the Bank withdraw said amount from the subscriber’s Deposit Account at the Bank);

G.	A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank; and

H.

Certain legends stating that subscription rights may not be transferred and the shares of the Common Stock are not deposits and are not insured or guaranteed by the federal government, and a certification stating that the subscriber is purchasing the shares for his or her own account.

The Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimiled Order Forms.

15.	Undelivered, Defective or Late Order Form; Insufficient Payment

If an Order Form (a) is not delivered and is returned to the Bank by the United States Postal Service or the Bank is unable to locate the addressee, (b) is not received back by the Bank or is received by the Bank after the expiration date specified thereon, (c) is defectively completed or executed, (d) is not accompanied by the full required payment for the shares of Common Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), or (e) is not mailed pursuant to a “no mail” order placed in effect by the account holder, then, in each case, the subscription rights of the Person to whom such rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon; provided, that the Bank may, but is not required to, waive any immaterial irregularity on any Order Form or require the submission of a corrected Order Form or the remittance of full payment for subscribed shares by such date as the Bank may specify. The interpretation by the Bank of terms and conditions of this Plan and of the Order Forms will be final, subject to the authority of the Bank Regulators.

16.	Completion of the Stock Offering

The Stock Offering will terminate if not completed within 90 days from the date on which the Bank Regulators approve the Plan, unless the Bank Regulators approve an extension of the Stock Offering.

17.	Market for Common Stock

Upon completion of the Stock Offering, the Holding Company will use its best efforts to:

(i)	encourage and assist a Market Maker to establish and maintain a market for that class of stock; and

(ii)	list that class of stock on a national or regional securities exchange, or on the Nasdaq quotation system.

18.	Stock Purchases by Management Persons After the Stock Offering

For a period of three years after the consummation of the Stock Offering, no Management Person or his or her Associates may purchase, without the prior written approval of the Bank Regulators, any Common Stock of the Holding Company, except from a broker-dealer registered with the SEC. The foregoing will not apply to purchases of stock made by and held by any Tax-Qualified or Non-Tax Qualified Employee Plan even if such stock is attributable to Management Persons or their Associates.

19.	Resales of Stock by Directors and Officers

Common Stock purchased by Management Persons and their Associates in the Stock Offering may not be resold for a period of at least one year following the date of purchase, except in the case of death or judicial declaration of incompetency of a Management Person or an Associate. Each certificate will bear a legend giving appropriate notice of this restriction. Appropriate instructions will be issued to the Holding Company’s transfer agent with respect to applicable restrictions on transfers of such stock. Any shares of stock issued as a stock dividend, stock split or otherwise with respect to such restricted stock, will be subject to the same restrictions as apply to the restricted stock.

20.	Restriction on Financing Stock Purchases

The Holding Company and the Bank will not loan funds to any Person to purchase Common Stock in the Stock Offering, and will not knowingly offer or sell any of the Common Stock to any Person whose purchase would be financed by funds loaned to the Person by the Holding Company, the Bank or any Affiliate.

21.	Stock Benefit Plans

A. The Holding Company and the Bank are authorized to implement Tax-Qualified Employee Plans in connection with the Reorganization and Stock Offering, and this Plan authorizes one or more existing as well as new Tax-Qualified Employee Plans including, without limitation, the ESOP, to purchase a number of shares equal to up to 4.9% of the Holding Company’s outstanding shares of Common Stock upon completion of the Stock Offering. Such purchases may be made in the Stock Offering or purchased by the Holding Company thereafter in the open market.

B. The Holding Company and the Bank also are authorized to implement stock option plans, restricted stock plans, and other Non-Tax-Qualified Employee Plans no sooner than six months after the completion of the Reorganization and Stock Offering, and the Holding Company intends to implement such plans for the benefit of employees, officers and directors of the Stock Bank or Holding Company after the completion of the Reorganization and Stock Offering, subject to any necessary stockholder approvals. This Plan specifically authorizes the grant and issuance by the Holding Company, no earlier than six months after the completion of the Stock Offering, of (i) awards of Common Stock pursuant to one or more stock recognition and award plans (“Recognition Plans”) in an amount equal to up to 1.96% of the Holding Company’s outstanding shares of Common Stock upon completion of the Stock Offering (and in a greater amount if the Recognition Plans are implemented more than one year after the completion of the Stock Offering in accordance with applicable law), and (ii) options to purchase a number of shares of Common Stock pursuant to one or more stock option plans in an amount equal to up to 4.9% of the outstanding shares of Common Stock of the Holding Company upon completion of the Stock Offering (and a greater amount if the stock option plans are implemented more than one year after the completion of the Stock Offering in accordance with applicable law).

22.	Post-Reorganization Filing and Market Making

There may be a limited market for the Common Stock sold in the Stock Offering, and purchasers must be prepared to hold the Common Stock indefinitely. Upon completion of the Stock Offering, the Holding Company will register the Common Stock with the SEC pursuant to the Exchange Act, and will undertake not to deregister the Common Stock for a period of three years thereafter.

23.	Liquidation Account

At the time of the Reorganization, the MHC will establish a Liquidation Account in the MHC and/or the Bank in an amount equal to the Bank’s total equity as reflected in the latest statement of financial condition contained in the final Prospectus used in the Offering. The Liquidation Account will be maintained for the benefit of the Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. Each Eligible Account Holder shall, with respect to his or her Deposit Account, hold a related inchoate interest in a portion of the Liquidation Account balance in relation to his or her Deposit Account balance at the Eligibility Record Date, or to such balance as it may be subsequently reduced, as hereinafter provided.

In the unlikely event of a complete liquidation of the Bank (and only in such event), following all liquidation payments to creditors (including those to Account Holders to the extent of their Deposit Accounts) each Eligible Account Holder will be entitled to receive a liquidating distribution from the Liquidation Account (and only from the Liquidation Account) in the amount of the then adjusted subaccount balance of his or her Deposit Account then held, before any liquidation distribution may be made to any holders of the Bank’s or Holding Company’s capital stock. No merger, consolidation, purchase of bulk assets, assumption of Deposit Accounts and other liabilities, or similar transactions with an FDIC-insured institution, in which the Bank is not the surviving institution will be deemed to be a complete liquidation for this purpose. In such transactions, the Liquidation Account will be assumed by the surviving institution.

The initial subaccount balance for a Deposit Account held by an Eligible Account Holder will be determined by multiplying the opening balance in the Liquidation Account by a fraction, the numerator of which is the amount of the Qualifying Deposits of such Account Holder and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders. Such initial subaccount balance will not be increased, but will be subject to downward adjustment as described below.

If, at the close of business on the last day of any period for which the Bank or the Holding Company, as the case may be, has prepared audited financial statements subsequent to the effective date of the Reorganization and Stock Offering, the deposit balance in the Deposit Account of an Eligible Account Holder is less than the lesser of: (i) the balance in the Deposit Account at the close of business on the last day of any period for which the Bank or the Holding Company, as the case may be, has prepared audited financial statements after the Eligibility Record Date; or (ii) the amount of the Qualifying Deposit in such Deposit Account as of the Eligibility Record Date, the subaccount balance for such Deposit Account will be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. If there is such a downward adjustment, the subaccount balance will not be subsequently increased notwithstanding any subsequent increase in the deposit balance of the related Deposit Account. If any such Deposit Account is closed or reduced to zero, the related subaccount balance will be reduced to zero. The creation and maintenance of the Liquidation Account will not operate to restrict the use or application of any of the equity accounts of the Bank, except that the Bank will not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below the amount required for the Liquidation Account. In the event of a conversion of the MHC to stock form, the Liquidation Account will be extinguished or terminated and no liquidating distribution will be made to Eligible Account Holders. Instead, in a conversion of the MHC to stock form, a new liquidation account or accounts will be established pursuant to the mutual-to-stock conversion regulations of the Department and the Federal Reserve, or any successor thereto.

24.	Payment of Dividends and Repurchase of Stock

The Holding Company may not declare or pay a cash dividend on its Common Stock if the effect thereof would reduce the consolidated capital of the Holding Company to a level below any applicable regulatory capital requirement or below the amount required for the Liquidation Account. Otherwise, the Holding Company may declare dividends or make other capital distributions subject to compliance with any applicable Regulations. Following completion of the Stock Offering, the Holding Company may repurchase its Common Stock so long as such repurchases do not reduce the consolidated capital of the Holding Company to a level below any applicable regulatory capital requirements or below the amount required for the Liquidation Account. The Holding Company will comply with any applicable laws and regulations in connection with the repurchase of any shares of its Common Stock following completion of the Stock Offering. The MHC may from time to time purchase Common Stock of the Holding

Company, subject to compliance with any applicable Regulations. Subject to any notice or approval requirements of the Federal Reserve, the MHC may waive its right to receive dividends declared by the Holding Company.

25.	Contribution to the Foundation

As part of the Reorganization, the Holding Company and the Bank intend to donate shares of Common Stock and cash to the Foundation, in such amounts, subject to regulatory limits, as approved by the Board of Directors. This contribution to the Foundation is intended to enhance the Bank’s existing community reinvestment activities, and to share with the communities in which the Bank conducts its business a part of the Bank’s financial success as a community oriented financial services institution. The contribution of Common Stock to the Foundation may further this goal as it may enable the community to share in the growth and profitability of the Holding Company and the Bank over the long term.

The Foundation is dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic-minded projects. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair market value of Foundation assets each year, less certain expenses. In order to serve the purposes for which it was formed and to maintain its qualification under Code Section 501(c)(3), the Foundation may sell, on an annual basis, a portion of the Foundation Shares.

For a period of five years following the Reorganization, except for temporary periods resulting from death, resignation, removal or disqualification, (i) at least one director of the Foundation will be an independent director who is unaffiliated with the Holding Company and the Bank, who is from the Bank’s local community and who has experience with local community charitable organizations and grant making, and (ii) at least one director must be a person who is also a member of the Board of Directors of the Bank. The board of directors of the Foundation will be responsible for establishing the policies of the Foundation, including a conflicts of interest policy, consistent with the stated purposes of the Foundation.

The contribution to the Foundation as part of the Reorganization must be approved by a majority of the total number of votes eligible to be cast by Voting Depositors. The decision to proceed with the formation and/or grant of Common Stock and/or cash to the Foundation will be at the sole discretion of the Board of Directors. If the Foundation is not approved by Voting Depositors, the Common Stock that would have been contributed to the Foundation as part of the Reorganization will be retained by or issued to the MHC.

26.	Reorganization and Stock Offering Expenses

In accordance with the regulations of the FDIC and the Department, the expenses incurred by the Bank and the Holding Company in effecting the Reorganization and the Stock Offering will be reasonable.

27.	Employment and Other Severance Agreements

Prior to, concurrently with or following the completion of the Stock Offering, the Bank and/or the Holding Company may enter into or amend existing employment and/or severance arrangements with one or more executive officers of the Bank and/or the Holding Company. The Bank and/or the Holding Company also may enter into severance arrangements with one or more executive officers, which provide for the payment of severance compensation in the event of a change in control of the Bank and/or the Holding Company. The material terms of such employment and severance arrangements, if implemented, would be described in the prospectus circulated in connection with the Stock Offering and would be subject to and comply with all applicable Regulations of the Bank Regulators.

28.	Residents of Foreign Countries and Certain States

The Holding Company will make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to this Plan reside. However, no Person will be issued subscription rights or be permitted to purchase shares of Common Stock in the Subscription Offering if such Person resides in a foreign country or resides in a state of the United States with respect to which any of the following apply: (A) a small number of Persons otherwise eligible to subscribe for shares under this Plan reside in such state; (B) the issuance of subscription rights or the offer or sale of shares of Common Stock to such Persons would require the Holding Company, under the securities laws of such state, to register as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state; or (C) such registration or qualification would be impracticable for reasons of cost or otherwise.

29.	Interpretation

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Bank will be final, subject to the authority of the Bank Regulators.

30.	Amendment or Termination of the Plan

If necessary or desirable, the terms of this Plan may be substantially amended by a majority vote of the Board of Directors of the Bank as a result of comments received from the Bank Regulators, or otherwise, at any time before the solicitation of proxies and submission of the Plan and proxy materials to a vote of the Voting Depositors. At any time after the solicitation of proxies and submission of the Plan and proxy materials to a vote of the Voting Depositors, the terms of the Plan that relate to the Reorganization may be amended by a majority vote of the Board of Directors of the Bank only with the concurrence of the Bank Regulators. The terms of this Plan relating to the Stock Offering, including, without limitation, Sections 8 through 29, may be amended by a majority vote of the Board of Directors of the Bank as a result of comments received from the Bank Regulators, or for any other reason, at any time before the approval of the Plan by the Bank Regulators, and at any time thereafter with the concurrence of the Bank Regulators. The Plan may be terminated by a majority vote of the Board of Directors of the Bank at any time before the earlier of the approval of the Plan by the Bank Regulators and the date of the Special Meeting, and may be terminated by a majority vote of the Board of Directors of the Bank at any time thereafter with the concurrence of the Bank Regulators. In its discretion, the Board of Directors of the Bank may modify or terminate the Plan upon the order of the Bank Regulators without a resolicitation of proxies or another meeting of the Voting Depositors; however, any material amendment of the terms of the Plan that relate to the Reorganization which occur after the Special Meeting will require a resolicitation of Voting Depositors. Failure of the Voting Depositors to approve the Plan will terminate the Plan. This Plan will terminate if the Reorganization and Stock Offering are not completed within 24 months from the date upon which the Commissioner approves the Plan.

EXHIBIT A

Certificate of Incorporation and Bylaws of the Stock Bank

BOGOTA SAVINGS BANK

CERTIFICATE OF INCORPORATION

SECTION 1. Corporate Title. The full corporate title of the Savings Bank is “Bogota Savings Bank.”

SECTION 2. Office. The home office of the Savings Bank shall be located at 819 Teaneck Road, Teaneck, New Jersey 07666.

SECTION 3. Duration. The duration of the Savings Bank is perpetual.

SECTION 4. Purpose and Powers. The Savings Bank is a capital stock savings bank incorporated under Title 17, Chapter 9A-1 et seq. of the New Jersey Revised Statutes, as amended, and has and may exercise all the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the State of New Jersey as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Commissioner of the Department of Banking and Insurance of the State of New Jersey (the “Commissioner”). In addition, the Savings Bank may make any investment and engage in any activity as may be specifically authorized by action of the Commissioner or his or her delegate in connection with action approving the issuance of this Certificate of Incorporation. This Savings Bank shall not have the power to exercise any fiduciary power that may by law be exercised only by banks which are qualified to act as fiduciaries.

SECTION 5. Capital Stock. The total number of shares of all classes of the capital stock that the Savings Bank has authority to issue five million (5,000,000), all of which are to be shares of Common Stock, $2.00 par value per share. These shares may be issued by the Savings Bank from time to time as approved by its Board of Directors and the Commissioner without the approval of its stockholders.

The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Savings Bank. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Savings Bank or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Savings Bank, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. The Savings Bank shall have a reserve fund for organizational expenses of at least seven thousand five hundred dollars ($7,500). The Savings Bank shall also maintain a capital surplus of at least thirty thousand dollars ($30,000). As of ________________, 2019, the amount of surplus of the Savings Bank’s mutual savings bank predecessor was $[•].

Dividends may be paid in capital stock of the Savings Bank without an amendment of the Certificate of Incorporation of the Savings Bank notwithstanding the payment of such stock dividend effects an increase in the outstanding capital stock of the Savings Bank. In such a case, stock dividends may be paid from time to time in common stock at the discretion of the Board of

Directors; provided, that, prior to the date of the payment of any such stock dividend, an appropriate certificate of the officers of the Savings Bank, with the endorsement of approval of the Commissioner, is filed with the Department of Banking and Insurance of the State of New Jersey. In the case of a stock dividend, that part of the surplus of the Savings Bank that is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, including the election of directors.

In the event of any liquidation, dissolution or winding up of the Savings Bank, the holders of the capital stock shall be entitled, after payment or provision for payment of all debts and liabilities of the Savings Bank, to receive the remaining assets of the Savings Bank available for distribution, in cash or in kind.

SECTION 6. Preemptive Rights. Holders of the capital stock of the Savings Bank shall not be entitled to preemptive rights with respect to any shares of the Savings Bank that may be issued.

SECTION 7. Directors. The Savings Bank shall be under the direction of a board of directors. The number of directors shall consist of no less than five (5), and not more than twenty-one (21) members, as determined by the Board of Directors. The directors shall be divided into three classes. The members of each class shall be elected for a term of three years and until their successors are elected and qualify. One class shall be elected annually. The Board of Directors may increase or decrease the number of directors as authorized by Section 189 of The Banking Act of 1948 (N.J.S.A., 17:9A-189) and may appoint persons to fill the vacancies so created, subject to the limitation, however, that there shall not at any time be more directors than authorized by Section 188 of The Banking Act of 1948 (N.J.S.A., 17:9A-188).

The persons serving as members of the Board of Directors of Bogota Savings Bank, a New Jersey-chartered mutual savings bank and the Savings Bank’s predecessor, at the date of consummation of the conversion of Bogota Savings Bank to the stock form, shall become the initial directors of the Savings Bank and be divided into three classes. The term of office of the first class shall expire at the first annual meeting of stockholders after such consummation, the term of office of directors of the second class shall expire at the second annual meeting of stockholders after such consummation, and the term of office of directors of the third class shall expire at the third annual meeting of stockholders after such consummation; and, as to directors of each class, when their respective successors are elected and qualified. At each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

Vacancies in the Board of Directors of the Savings Bank shall be filled by a majority vote of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he has chosen expires and when his successor is elected and qualified.

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SECTION 8. Initial Directors. The number of directors constituting the initial Board of Directors of the Savings Bank is five (5). The names and classes of such initial directors are as follows:

Name	Term Expires
Steven M. Goldberg	2020
John Masterson	2020
Joseph Coccaro	2021
Bruce H. Dexter	2021
Gary Gensheimer	2022

SECTION 9. Registered Office. The street address of the Savings Bank’s initial registered office in the State of New Jersey is 819 Teaneck Road, Teaneck, New Jersey 07666, and the name of its initial registered agent at such address is Joseph Coccaro.

SECTION 10. Incorporators. The names and addresses of each incorporator are as follows:

Name	Residential Address
Joseph Coccaro	6 Heather Lane, Middletown, NJ 07748
Bruce H. Dexter	23 Mountain Road, Tenafly, NJ 07670
Gary Gensheimer	215 Cedar Island Drive, Brick, NJ 08723
Steven M. Goldberg	137 Brewster Road, Wyckoff, NJ 07481
John Masterson	24 Country Club Way, Demarest, NJ 07627
Brian McCourt	63 Woodside Avenue, Midland Park, NJ 07432
Kevin Pace	225 Williams Avenue, Hasbrouck Heights, NJ 07604
Steve Petropoulos	18-19 Chandler Drive, Fair Lawn, NJ 07410
Brian Kohles	140 Mayhill Street, Saddle Brook, NJ 07663

SECTION 12. Limitation of Liability of Officers and Directors

A director or officer of the Savings Bank shall not be personally liable to the Savings Bank or to any stockholder of the Savings Bank for damages for breach of any duty owed to the Savings Bank or its stockholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Savings Bank, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper benefit. If the Banking Act of 1948 as presently enacted is amended after the date hereof to authorize action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Savings Bank shall be eliminated or limited to the fullest extent permitted by the Banking Act of 1948, as so amended. Any repeal or modification of this Section 12 shall be prospective only and shall not adversely affect any right or protection of a director or officer existing at the time of such repeal or modification.

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SECTION 13. Amendments of Certificate and Bylaws.

This Certificate of Incorporation may be amended as provided by Article 19 of the Banking Act of 1948, as amended.

The Board of Directors may make, alter, amend and repeal the bylaws of the Savings Bank, subject to the right of stockholders to make, alter, amend and repeal the bylaws, as provided by Article 16 of the Banking Act of 1948, as amended.

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IN WITNESS WHEREOF, WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a capital stock savings bank, pursuant to Title 17, Chapter 9A-1 et seq. of the New Jersey Revised Statutes, do make this certificate hereby declaring and certifying that this our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this ______ day of _____________________, 2019.

Joseph Coccaro	Bruce H. Dexter

Gary Gensheimer	Steven M. Goldberg

John Masterson	Brian McCourt

Kevin Pace	Steve Petropoulos

Brian Kohles

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BOGOTA SAVINGS BANK

BYLAWS

ARTICLE I

NAME AND LOCATION

The name of this savings bank is Bogota Savings Bank, in Teaneck, New Jersey, located in the County of Bergen, and State of New Jersey.

ARTICLE II

SEAL

The Board of Directors of this Savings Bank shall have the power to adopt and use a corporate seal, and to change the same from time to time.

ARTICLE III

OBJECTS

The objects of this Savings Bank shall be to operate as a stock savings bank as is and may be permitted and provided by the laws of the State of New Jersey, including The Banking Act of 1948 of New Jersey, as amended, (the “Banking Act”) (N.J.S.A. 17:9A-1, et seq.), and to do and perform all things and acts consistent with law, as shall be authorized or approved by the Board of Directors.

ARTICLE IV

STOCKHOLDERS

Section 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the Corporate Headquarters of the Savings Bank or at such other place as the Board of Directors may determine in accordance with applicable law.

Section 2. Annual Meetings. A meeting of the stockholders of the Savings Bank for the election of Directors and for the transaction of any other business of the Savings Bank shall be held annually at such date and time as the Board of Directors may determine within 120 days after the closing of the fiscal year.

Section 3. Special Meetings. Special meetings of the stockholders may be called at any time (i) by the Chairman of the Board, (ii) the Vice Chairman of the Board, (iii) the Chief Executive Officer, (iv) the President, (v) a majority of the Board of Directors of the Savings Bank, or (vi) by the holders of not less than one-tenth of all shares outstanding and entitled to vote.

Section 4. Notice of Meetings.

A. Annual Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the Directors calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Savings Bank as of the record date prescribed in Section 5 of this Article IV, with postage thereon prepaid. When any stockholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. Notice may be waived by the unanimous action of the stockholders.

B. Special Meetings. At any time upon the written request of any person or persons entitled to call a special meeting the Secretary of the Savings Bank shall notify stockholders of the call of the special meeting, to be held at such time and place (within the State of New Jersey) as the notice shall specify, but in no event shall such notice specify a time more than sixty (60) days after the receipt of the request.

Section 5. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty (60) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Savings Bank shall make, or cause to be made, and certify a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof. Such list shall (a) be arranged in alphabetical order, with the address of and the number of shares held by each, (b) be produced and kept open at the time and place of the meeting and (c) be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

Section 7. Quorum. A majority of the outstanding shares of the Savings Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further

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notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven (11) months from the date of its execution except for a proxy coupled with an interest.

Section 9. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Savings Bank to the contrary, at any meeting of the stockholders of the Savings Bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

Section 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by an officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a person holding a power under a trust instrument may be voted by him, either in person or by proxy, but no such person shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Treasury shares of its own stock held by the Savings Bank shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

Section 11. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the Board of Directors so appoints either one or three such inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the

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Chairman of the Board or the President may, and on the request of not less than ten (10) percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointment at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President.

Unless otherwise prescribed by applicable law or regulation, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

Section 12. Action at Meeting. Any action required to be taken or that may be taken at any Annual or Special Meeting of stockholders of the Savings Bank may be taken without a meeting, if all stockholders consent thereto in writing.

ARTICLE V

BOARD OF DIRECTORS

Section 1. Board of Directors. The property, business and affairs of the Savings Bank shall be managed and directed by a Board of Directors of not less than five (5), and not more than twenty-one (21) members, as determined by the Board of Directors. Each Director shall have such qualifications and meet with such eligibility requirements as are required herein, or by any resolution or adopted written policy of the Board of Directors and by the Banking Act. The Board of Directors shall have the power to exercise any and all of the powers of the Savings Bank. Each Director shall, following his election and before he assumes office, take an oath of office in accordance with the laws of this State.

Section 2. Vacancies. The Board of Directors may increase or decrease the number of directors and may appoint persons to fill the vacancies so created as provided in Section 7 of the Savings Bank’s Certificate of Incorporation.

Section 3. Election of Directors. Election of Directors shall be held annually. Members of the Board of Directors shall be elected for a term of three (3) years and until their successors have been elected and qualified, or such lesser or greater term as may be provided by the Banking Act.

Section 4. Term of Office. The Board of Directors shall be divided into three (3) groups or classes so that the term of office of approximately one-third of the members of the Board shall expire each year, or as otherwise in accordance with the laws of the State. At the first meeting of the Board of Directors, the Board shall divide the members named in its certificate of incorporation into three classes of equal size; the members of one class shall hold office until the Annual Meeting of the board next succeeding the first meeting; the members of

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one class shall hold office until the second Annual Meeting next succeeding the first meeting; and the members of one class shall hold office until the third Annual Meeting next succeeding the first meeting, so that at each election of Directors following the first meeting, approximately an equal number of Directors shall be elected.

Section 5. Removal of Directors. Any Director may be removed at any time without cause by a vote of two-thirds of the entire membership of the Board at the time in office.

Section 6. Directors’ Meetings. Except as otherwise required by law, the Board of Directors shall hold at least one regular meeting each month, at such time and place as it may determine. The annual meeting of the Board of Directors of the Savings Bank shall be held at such date and time as the Board of Directors may determine within 120 days after the closing of the fiscal year. Notice of a regular meeting shall be given to Directors not less than two (2) and not more than twenty (20) days prior to such meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors. Any Board member may cause an item to be added to the Board’s meeting agenda upon request to the Secretary made not less than two (2) days prior to the next scheduled Board meeting. Directors may participate in a meeting of the Board of Directors, or a committee thereof, by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

Section 7. Special Meetings of Directors. Special meetings of the Board may be called at any time (i) by the Chairman of the Board, or in the absence of the Chairman, then by the Vice Chairman of the Board, (ii) by the President, or (iii) by the Chief Executive Officer; and shall be called by the Secretary upon the written request of not less than twenty percent (20%) of the Directors then serving. Whenever the Secretary shall call a special meeting of the Board as herein provided, he shall call the meeting to be held in not less than ten (10) days or not more than forty (40) days after he has been requested to call said meeting. Notice of the place, date, and time of each such special meeting shall be given to each Director by whom it is not waived by mailing written notice not less than two (2) days before the meeting or by e-mailing, faxing or by telephoning of the same not less than twenty-four (24) hours before the meeting. Such notice shall state the purpose for which such special meeting is to be held and the time and place of such meeting. Notice of any meeting may be waived by any Director, before, at or after the meeting, and if so waived, said meeting shall be sufficiently called as to such Director.

Section 8. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting. Except as otherwise provided herein or as otherwise required by law, action taken by a majority of a meeting with a quorum being present shall be deemed the action of the Board.

Section 9. Executive Committee. If the Savings Bank has nine (9) or more directors, an Executive Committee of any five (5) members of the Board of Directors may, from time to time, be appointed by the Board of Directors, which Executive Committee, subject to the provisions of these bylaws, shall exercise the powers of the Board permitted by applicable law in the management of the business and affairs of the Savings Bank during the interval between

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meetings of the Board. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any of its meetings. The minutes of each Executive Committee meeting shall be presented to the Board at or prior to its next regular meeting.

Section 10. Nominating Committee. The Board of Directors shall appoint a Nominating Committee. The Nominating Committee shall meet to determine the necessary and appropriate criteria to be used by the Nominating Committee to make recommendations to the Board of Directors for candidates to be considered for election to the Board to fill any vacancies or anticipated vacancies thereto, and to make recommendations to the Board of Directors of candidates for consideration for election or re-election as a Director.

Section 11. Other Committees. The Board of Directors may, from time to time, appoint such other committees, standing or special, of the Board as are permitted by law.

Section 12. Disaster Plan. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Savings Bank by its Directors and officers as contemplated by these bylaws, any three (3) or more available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Savings Bank in accordance with the provisions of these bylaws. In the event of the unavailability, at such time, of a minimum of three members of the then incumbent Executive Committee, any three (3) available Directors shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Savings Bank in accordance with the foregoing provisions of this section. This bylaw provision shall be subject to implementation by resolutions of the Board of Directors passed from time to time for that purpose, and any provisions of these bylaws (other than this section) and any resolutions that are contrary to the provisions of this section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of the Savings Bank to resume the conduct and management of its affairs and business under all of the other provisions of these bylaws.

Section 13. Compensation. Directors may receive a stated compensation for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the Board of Directors may determine.

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Section 14. Director Qualifications.

(a) No person shall be eligible for election or appointment to the Board: (i) if a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person may serve on the Board if such person is: (i) at the same time, a director, trustee, officer, employee or ten percent (10%) or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than an affiliate of the Savings Bank, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Savings Bank or any of its affiliates; (ii) does not agree in writing to comply with all of the Savings Bank’s policies applicable to directors including but not limited to its confidentiality policy; (iii) does not confirm in writing that he is not a party to any agreement, understanding or commitment with respect to how he would act or vote on any issue or question before the Board or that would otherwise impact his ability to discharge his fiduciary duties as a director; (iv) is the representative or agent of, or a member of a group acting in concert that includes, a person who is ineligible for election or appointment to the Board under this Section 14; or (v) is the nominee or representative, as that term is defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n) or any successor provision, of a company of which any of the directors, partners, trustees, or ten percent (10%) stockholders would not be eligible for election or appointment to the Board under this Section 14. For purposes of this Section 14, a person shall be deemed to be acting in concert with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the corporation in parallel with such other person and there are overt actions by, or communications between, such persons reasonably suggesting that they are coordinating their efforts toward such common goal or if such persons are acting in concert within the meaning of 12 C.F.R. §303.81 or any successor provision.

(b) The Board shall have the power to construe and apply the provisions of this Section 14 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the representative, agent or nominee of a group acting in concert.

Section 15. Eligibility.

(a) No Director shall be eligible for re-election if, during the preceding fiscal year, such Director shall not have attended at least twenty percent (20%) of the meetings held by the Board during such fiscal year, unless such absences are for reasonable cause shown, as determined by a majority of the other members of the Board.

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(b) No person may be appointed, re-appointed, elected or re-elected as a Director following his attaining the age of seventy-five (75).

ARTICLE VI

OFFICERS

Section 1. Officers. At each annual meeting of the Board, the Board may elect one of their members to preside at their meetings as Chairman of the Board. The Board may elect one of its members as a Vice Chairman of the Board. It shall elect a President from among the Board of Directors, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall hold office for one year and until their successors shall be elected and qualified. Unless prohibited by law, more than one office may be held by the same person. The Board may designate one full time operational officer as the Chief Executive Officer. The Board may appoint such other officers as it deems necessary for the proper conduct of the business of the Savings Bank. The Board may also appoint or employ or authorize the President (or Chief Executive Officer, if one is designated) to appoint or employ assistant officers or assistants to officers, subject to confirmation of the Board; provided, however, that employees appointed as assistants to officers shall not be considered officers. The Board may delegate to the President or Chief Executive Officer the authority to appoint any other employees or agents.

Section 2. Chairman of the Board. The Chairman of the Board, if such be elected by the Board of Directors, shall preside at all meetings of the Board and shall be a member of the Executive Committee and shall preside at all meetings of the Executive Committee. The Chairman shall perform such other duties, as usually pertain to the Office of the Chairman of the Board or the Executive Committee shall order, and as by law provided.

Section 3. Vice Chairman of the Board. The Vice Chairman of the Board, if such be elected by the Board of Directors, shall, in the absence of the Chairman of the Board, preside at all meetings of the Board and all meetings of the executive Committee. Further, in the absence of the Chairman of the Board, the Vice Chairman shall perform such other duties as usually pertain to the Office of Chairman of the Board or as the Board of Directors shall order, and as by law provided.

Section 4. Chief Executive Officer. The Chief Executive Officer, if such be designated by the Board of Directors, shall be a full time operational officer, and shall have the full authority to direct the operation and conduct of the Savings Bank under the direction of the Board of Directors. He shall perform such other duties as usually pertain to the office, as the Board of Directors shall order, and as provided by law.

Section 5. President. The President, in instances where the Board of Directors has not designated a Chief Executive Officer, or in the absence or disability of the Chief Executive Officer, shall have the same authority and responsibilities as set forth in Section 4 of this Article VI. The President shall perform such other duties as usually pertain to the office, as the Board of Directors shall order, and as provided by law.

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Section 6. Succession. In the event of the absence or unavailability of the Chairman of the Board, the Vice Chairman of the Board, if one is so elected, the Chief Executive Officer or the President, a member of the Board of Directors chosen from among the Board members by a majority vote of such members shall preside at all meetings of the Board and all meetings of the Executive Committee.

Section 7. Vice Presidents. The Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

Section 8. Treasurer. The Treasurer shall perform the duties and exercise the powers usually incident to the office and/or such other duties and powers as may be properly assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. In the absence or disability of the Treasurer, his duties may be performed by an Assistant Treasurer elected by the Board of Directors.

Section 9. Secretary. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. In the absence or disability of the Secretary, his duties may be performed by an Assistant Secretary elected by the Board of Directors.

Section 10. Officer Powers. Each officer, in addition to such powers and duties as may be provided herein, and as may be delegated to him by the Board, shall have such powers and duties as usually pertain to his office. All checks, notes and drafts of the Savings Bank shall be executed in a manner and form determined by resolution of the Board of the Savings Bank.

Section 11. Removal. Officers chosen or appointed by the Board shall be subject to removal by a majority vote of the entire membership of the Board. Any termination of employment of an officer by the Board will not affect any contractual rights such officers may have under any employment agreement with the Savings Bank. Nothing in this section shall be construed to limit the power of the President or the Chief Executive Officer to dismiss any employee as provided herein.

ARTICLE VII

DEPOSITS

Payments of interest upon all types of deposits shall be within the maximums permitted by law and the Board may further limit the amount of payments to be accepted upon any type of deposit and may refuse to accept any deposit. The Board may delegate the power to limit or refuse deposits to any officer or officers of the Savings Bank. The Board may likewise retire any deposit in accordance with the provisions of applicable law.

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A depositor may transfer, absolutely or conditionally, his deposits to any other person, subject to the provisions of the Banking Act. No such absolute transfer shall be effective against the Savings Bank until the written assignment and the deposit account book, shall be delivered to the Savings Bank with a request that it complete such transfer upon its records. No such conditional transfer shall be effective against the Savings Bank unless and until it actually receives notice thereof in writing.

ARTICLE VIII

INVESTMENTS

The funds of the Savings Bank shall be invested in such a manner as now or hereafter may be authorized by the laws of the State of New Jersey. No preference among depositors shall be created with respect to the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up the Savings Bank.

ARTICLE IX

POWERS

The Savings Bank shall have all powers now or hereafter conferred by the laws of the State of New Jersey, both express and implied, and such other powers as are incidental thereto, and incidental or necessary to the operation of its business and the attainment of its purpose.

ARTICLE X

LIABILITY AND INDEMNIFICATION

Section 1. Limitations on Liability. No Director or officer of the Savings Bank shall be personally liable to the Savings Bank or its stockholders for any damages for breach of any duty owed to the Savings Bank or its stockholders, except to the extent of any act or omission that is:

(i)	in breach of the Director’s or officer’s duty of loyalty to the Savings Bank; or

(ii)	not in good faith or involving a knowing violation of law; or

(iii)	resulting in the receipt by the Director or officer of an improper personal benefit.

As used herein, an act or omission in breach of a person’s duty of loyalty means an act or omission that the person knows or believes to be contrary to the best interests of the Savings Bank or its depositors in connection with a matter in which the person has a material conflict of interest.

Section 2. Indemnification. The Directors, officers, employees and agents of the Savings Bank, present or former, shall be entitled to indemnification to the fullest extent permitted by law, now or hereinafter enacted with respect to expenses and liabilities incurred in connection with any proceedings involving such Director, officer, employee or agent by reason

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of his activities in connection with the Savings Bank. The right to indemnification hereunder shall include the right to an advancement of expenses incurred in defending any civil, criminal, investigative or administrative suit, action or proceeding in accordance with applicable law. The rights to indemnification and to the advancement of expenses under this Article are subject to the applicable provisions of Section 18(k) of the Federal Deposit Insurance Act, and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

ARTICLE XI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates of Shares. Certificates representing shares of capital stock of the Savings Bank shall be in such form as shall be determined by the Board of Directors, subject to applicable law and regulations. Such certificates shall be signed by the Chief Executive Officer or by any other officer of the Savings Bank authorized by the Board of Directors, attested by the Secretary or an Assistant Secretary, and sealed with the Corporate Seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Savings Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issued, shall be entered on the stock transfer books of the Savings Bank. All certificates surrendered to the Savings Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Savings Bank as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of capital stock of the Savings Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Savings Bank. Such transfer shall be made only on surrender or cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Savings Bank shall be deemed by the Savings Bank to be the owner thereof for all purposes.

ARTICLE XII

FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Savings Bank shall end on the 31st day of December of each year. The Savings Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors.

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ARTICLE XIII

AMENDMENTS

Any amendment or revision of these bylaws must be presented in writing at a regular or special meeting of the Board of Directors of the Savings Bank provided notice of the intention to amend or revise these bylaws is given in writing to each member of the Board of Directors at least five (5) days prior to the date set for the meeting at which the revision or amendment is to be acted upon.

To amend or revise these bylaws, the vote of at least two-thirds of the members of the entire Board of Directors then serving is required or a vote of the holders of a majority of the total votes eligible to be cast at a meeting of the Savings Bank’s stockholders.

ARTICLE XIV

DEFINITIONS

Wherever in these bylaws a word in the singular number is used, it shall be construed to mean the plural of such word whenever the circumstances requiring such construction shall arise; and whenever in these bylaws a word in the plural number is used, it shall be construed to mean the singular of such word whenever the circumstances requiring such construction shall arise.

When the word “Board” is used in these bylaws, it shall be construed to mean the Board of Directors of the Savings Bank.

The word “person” means an individual, bank, corporation, savings bank, savings and loan association, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or any form of entity.

The use of the masculine pronouns his or he shall also refer to the feminine pronouns her or she as the circumstances requiring such constructions shall arise.

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EXHIBIT B

Articles of Incorporation and Bylaws of the Holding Company

ARTICLES OF INCORPORATION

OF

BOGOTA FINANCIAL CORP.

The undersigned Scott. A. Brown, whose address is 5335 Wisconsin Avenue, NW Suite 780, Washington, DC 20015, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland having the following Articles of Incorporation (the “Articles”):

ARTICLE 1. Name. The name of the corporation is Bogota Financial Corp. (herein, the “Corporation”).

ARTICLE 2. Principal Office. The street address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

ARTICLE 3. Purpose. The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE 4. Resident Agent. The name and address of the registered agent of the Corporation in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

ARTICLE 5. Capital Stock

A. Authorized Capital Stock. The total number of shares of capital stock of all classes that the Corporation has authority to issue is thirty-one million (31,000,000) shares, consisting of:

1. One million (1,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”); and

2. Thirty million (30,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”).

The aggregate par value of all the authorized shares of capital stock is three hundred and ten thousand dollars ($310,000). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation’s unreserved and unrestricted capital surplus. The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue. For the purposes of these Articles, the term “Whole Board” shall mean the total number of directors that the

Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for adoption.

B. Common Stock. Except as provided under the terms of any series of the Preferred Stock and as limited by Section D of this Article 5, the exclusive voting power shall be vested in the Common Stock. Except as otherwise provided for in these Articles, each holder of the Common Stock shall be entitled to one (1) vote for each share of Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any series of Preferred Stock, holders of the Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively, after: (i) payment or provision for payment of the Corporation’s debts and liabilities; and (ii) distributions or provisions for distributions to holders of any class or series of stock having a preference over the Common Stock in the liquidation, dissolution or winding up of the Corporation.

C. Preferred Stock. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of the Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the terms of the Preferred Stock. The power of the stockholders to increase or decrease the authorized shares of the Preferred Stock shall not limit any of the powers of the Board of Directors provided under these Articles.

D. Restrictions on Voting Rights of the Corporation’s Equity Securities.

1. Notwithstanding any other provision of these Articles, in no event shall the record owner (or if more than one record owner, all such record owners taken as a group) of any outstanding Common Stock that is beneficially owned, directly or indirectly, by a Person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of ten percent (10%) of the then-outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes that may be cast by any particular record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such Person owning shares in excess of the Limit (a “Holder in Excess”) shall be a number equal to the total number of votes that a single record owner of all Common Stock owned by such Holder in Excess would be entitled to cast after giving effect to the provisions hereof, multiplied by a fraction, the numerator of which is the number of shares of such class or series that are both (i) beneficially owned by such Holder in Excess and (ii) owned of record by such particular record owner, and the denominator of which is the total number of shares of Common Stock beneficially owned by

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such Holder in Excess. The provisions of this Section D of this Article 5 shall not be applicable to any mutual holding company parent of the Corporation. The provisions of this Section D of this Article 5 also shall not be applicable if, before the Holder in Excess acquired beneficial ownership of such shares in excess of the Limit, such acquisition was approved by a majority of the “Unaffiliated Directors.” For this purpose, the term “Unaffiliated Director” means any member of the Board of Directors who is unaffiliated with the Holder in Excess and was a member of the Board of Directors before the time that the Holder in Excess became such, and any director who is thereafter chosen to fill any vacancy on the Board of Directors and who is elected and who, in either event, is unaffiliated with the Holder in Excess and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the Unaffiliated Directors then serving on the Board of Directors.

2.	The following definitions shall apply to this Section D of this Article 5:

(a)

An “affiliate” of a specified Person shall mean a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)

“Beneficial ownership” shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on the filing date of these Articles; provided, however, that a Person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

(1)	that such Person or any of its affiliates beneficially owns, directly or indirectly; or

(2)

that such Person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with the Corporation to effect any transaction of the type described in clause (i) or (ii) of the first sentence of Article 9 hereof) or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such affiliate is otherwise deemed the beneficial owner); or

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(3)

that are beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation; and provided further, however, that (i) no director or officer of the Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of the Corporation or any subsidiary of the Corporation nor any trustee with respect thereto (or any affiliate of such trustee) shall, solely by reason of such capacity of such trustee, be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage of beneficial ownership of Common Stock of a Person, the outstanding Common Stock shall include shares deemed owned by such Person through application of this subsection but shall not include any other shares of Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock that may be issuable by the Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c)	A “Person” shall mean any individual, firm, corporation, or other entity.

(d)

The Board of Directors shall have the power to construe and apply the provisions of this Section D and to make all determinations necessary or desirable to implement such provisions including, but not limited to, matters with respect to (i) the number of shares of Common Stock beneficially owned by any Person, (ii) whether a Person is an affiliate of another, (iii) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section D to the given facts, or (v) any other matter relating to the applicability or effect of this Section D.

3. The Board of Directors shall have the right to demand that any Person reasonably believed by the Board of Directors to be a Holder in Excess (or holder of record of Common Stock beneficially owned by any Holder in Excess) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such Holder in Excess, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall

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further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

4. Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section D in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

5. If any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section D shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including Holders in Excess, notwithstanding any such finding.

E. Majority Vote for Certain Actions. With respect to those actions as to which any provision of the Maryland General Corporation Law (the “MGCL”) requires stockholder authorization by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, any such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in these Articles.

F. Quorum. Except as otherwise provided by law or expressly provided in these Articles, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of Article 5, Section D) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

ARTICLE 6. Preemptive Rights and Appraisal Rights.

A. Preemptive Rights. Except for preemptive rights approved by the Board of Directors pursuant to a resolution approved by a majority of the directors then in office, no holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities

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convertible into or exchangeable for capital stock of any class or series or carrying any right to purchase stock of any class or series.

B. Appraisal Rights. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, shall determine that such rights apply with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

ARTICLE 7. Directors. The following provisions are made a part of these Articles for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Management of the Corporation. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or as reserved to the stockholders by law or by these Articles or the bylaws of the Corporation; provided, however, that any limitations on the Board of Directors’ management or direction of the affairs of the Corporation shall reserve the directors’ full power to discharge their fiduciary duties.

B. Number, Class and Terms of Directors; No Cumulative Voting. The number of directors constituting the Board of Directors of the Corporation shall initially be five (5), which number may be increased or decreased in the manner provided in the bylaws of the Corporation; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three (3) classes, with the term of office of the first class (“Class I”) to expire at the conclusion of the first annual meeting of stockholders, the term of office of the second class (“Class II”) to expire at the conclusion of the annual meeting of stockholders one year thereafter and the term of office of the third class (“Class III”) to expire at the conclusion of the annual meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her term expires and until his or her successor shall have been duly elected and qualified.

The names of the individuals who will serve as the initial directors of the Corporation until their successors are elected and qualify are as follows:

Name	Term Expires
Steven M. Goldberg	2020
John Masterson	2020

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Name	Term Expires
Joseph Coccaro	2021
Bruce H. Dexter	2021
John Gary Gensheimer	2022

Stockholders shall not be permitted to cumulate their votes in the election of directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

C. Vacancies. Any vacancies in the Board of Directors may be filled in the manner provided in the bylaws of the Corporation.

D. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

E. Stockholder Proposals and Nominations of Directors. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders shall be presented by the Corporation only to the extent required by Section 2-502 of the MGCL and the bylaws of the Corporation.

ARTICLE 8. Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the bylaws of the Corporation by the stockholders.

ARTICLE 9. Evaluation of Certain Offers. The Board of Directors, when evaluating (i) any offer of another Person (as defined below) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (ii) any other actual or proposed transaction that would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of

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the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation’s stockholders, give due consideration to all relevant factors, including, but not limited to: (A) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (E) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (G) any anti-trust or other legal and regulatory issues that are raised by the proposal; (H) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (I) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (i) or (ii) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock or other securities or granting options or rights with respect thereto; and obtaining a more favorable offer from another individual or entity. This Article 9 sets forth certain factors that may be considered by the Board of Directors, but does not create any implication concerning the factors that must be considered, or any other factors that may or may not be considered, by the Board of Directors regarding any proposed transaction of the type described in clause (i) or (ii) of the first sentence of this Article 9.

For purposes of this Article 9, a “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group or entity formed to acquire, hold or dispose of securities.

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ARTICLE 10. Indemnification, etc. of Directors and Officers.

A. Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances if it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination before the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct, or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise, shall be on the Corporation.

C. Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person

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may have or hereafter acquire under any statute, these Articles, the Corporation’s bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D. Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E. Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F. Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 by the stockholders of the Corporation or the Board of Directors shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the personal liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 12. Amendment of the Articles of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in these Articles in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as

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expressly set forth in these Articles, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and no stockholder approval shall be required if the approval of stockholders is not required for the proposed amendment or repeal by the MGCL, and all rights conferred upon stockholders are granted subject to this reservation.

The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

No proposed amendment or repeal of any provision of these Articles shall be submitted to a stockholder vote unless the Board of Directors shall have (1) approved the proposed amendment or repeal, (2) determined that it is advisable, and (3) directed that it be submitted for consideration at either an annual or special meeting of the stockholders pursuant to a resolution approved by the Board of Directors. Any proposed amendment or repeal of any provision of these Articles may be abandoned by the Board of Directors at any time before its effective time upon the adoption of a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number).

The amendment or repeal of any provision of these Articles shall be approved by at least two-thirds (2/3) of all votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles), except that the proposed amendment or repeal of any provision of these Articles need only be approved by the vote of a majority of all the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles) if the amendment or repeal of such provision is approved by the Board of Directors pursuant to a resolution approved by at least two-thirds (2/3) of the Whole Board (rounded up to the nearest whole number).

Notwithstanding any other provision of these Articles or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 12, Section C, D, E or F of Article 5, Article 7 (other than the removal of the list of original directors), Article 8, Article 9, Article 10 or Article 11.

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ARTICLE 13. Name and Address of Incorporator. The name and mailing address of the sole incorporator are as follows:

Scott A. Brown

5335 Wisconsin Avenue, NW

Suite 780

Washington, DC 20015

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act, this ____ day of ___________, 2019.

Scott A. Brown
Incorporator

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BYLAWS

OF

BOGOTA FINANCIAL CORP.

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting.

Bogota Financial Corp. (the “Corporation”) shall hold an annual meeting of its stockholders to elect directors and to transact any other business within its powers, at such place, on such date and at such time as the Board of Directors shall fix. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate act.

Section 2. Special Meetings.

Special meetings of stockholders of the Corporation may be called by the Chairperson of the Board or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”). Special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting. Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the principal office of the Corporation addressed to the President or the Secretary. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors shall have the sole power to fix (i) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (ii) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting.

Section 3. Notice of Meetings; Adjournment.

Not less than ten (10) nor more than ninety (90) days before each stockholders’ meeting, the Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission that is filed with the records of the stockholders’ meeting or is present at the meeting in person or by proxy.

A meeting of stockholders convened on the date for which it was called may be adjourned from time to time and without further notice to a date not more than one hundred twenty (120) days after the original record date. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

As used in these bylaws, the term “electronic transmission” shall have the meaning given to such term by Section 1-101(m) of the Maryland General Corporation Law (the “MGCL”) or any successor provision.

Section 4.	Quorum.

Unless the Articles of the Corporation provide otherwise, where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairperson of the meeting or the holders of a majority of the shares of stock who are present at the meeting, in person or by proxy, may, in accordance with Section 3 of this Article I, adjourn the meeting to another place, date or time.

Section 5.	Organization and Conduct of Business.

The Chairperson of the Board of the Corporation or in his or her absence, the Chief Executive Officer, or in his or her absence, such other person as may be designated by a majority of the Whole Board, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary, the secretary of the meeting shall be such person as the chairperson appoints. The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her to be in order.

Section 6.	Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (2) complies with the notice procedures set forth in this Section 6(a). For business to be properly brought before an annual meeting by a stockholder

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pursuant to clause (iii) of the immediately preceding sentence the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.

To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation by not later than the close of business on the ninetieth (90th) day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the one hundred twentieth (120th) day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting; provided, that if (A) less than ninety (90) days’ prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than thirty (30) days before or delayed more than thirty (30) days after the anniversary of the preceding year’s annual meeting, such written notice shall be timely if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made. With respect to the first annual meeting of stockholders of the Corporation following the Corporation becoming the sole stockholder of Bogota Savings Bank, notice by the stockholder shall be timely if delivered or mailed to and received by the Secretary of the Corporation not later than the close of business on the later of (i) the one hundred twentieth (120th) day before the date of the annual meeting and (ii) the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting.

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(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 6(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary at the principal executive office of the Corporation by not later than the close of business on the ninetieth (90th) day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting and not earlier than the close of business on the one hundred twentieth (120th) day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting; provided, that if (A) less than ninety (90) days’ prior public disclosure of the date of the meeting is given to stockholders and (B) the date of the annual meeting is advanced more than thirty (30) days before or delayed more than thirty (30) days after the anniversary of the preceding year’s annual meeting, such written notice shall be timely if delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth (10th) day following the day on which public disclosure of the date of such meeting is first made. With respect to the first annual meeting of stockholders of the Corporation following the Corporation becoming the sole stockholder of Bogota Savings Bank, notice by the stockholder shall be timely if delivered or mailed to and received by the Secretary of the Corporation not later than the close of business on the later of (i) the one hundred twentieth (120th) day before the date of the annual meeting and (ii) the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first made. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice hereunder.

A stockholder’s notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Corporation; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Sections 12 and 13 of these bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that

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would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b). The chairperson of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(c) For purposes of subsections (a) and (b) of this Section 6, the term “public disclosure” shall mean disclosure (i) in a press release issued through a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation or its wholly-owned subsidiary, Bogota Savings Bank. The timely notice requirements provided in subsections (a) and (b) of this Section 6 shall apply to all stockholder nominations for election as a director and all stockholder proposals for business to be conducted at an annual meeting regardless of whether such proposal is submitted for inclusion in the Corporation’s proxy materials pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act.

Section 7.	Proxies and Voting.

Unless the Articles of the Corporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of stockholders; however, a share is not entitled to be voted if any installment payable on it is overdue and unpaid. In all elections for directors, directors shall be determined by a plurality of the votes cast, and except as otherwise required by law or as provided in the Articles of the Corporation, all other matters voted on by stockholders shall be determined by a majority of the votes cast on the matter.

A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, it is not valid more than eleven (11) months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

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Section 8.	Conduct of Voting

The Board of Directors shall, in advance of any meeting of stockholders, appoint one (1) or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law. If one (1) or more inspectors are not so elected, the Chairperson of the Board shall make such appointment at the meeting of stockholders. At all meetings of stockholders, the proxies and ballots shall be received, and all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided or determined by, the inspector of election. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy or the chairperson of the meeting, a written vote shall be taken. Every written vote shall be taken by ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. No candidate for election as a director at a meeting shall serve as an inspector at such meeting.

Section 9.	Control Share Acquisition Act.

Notwithstanding any other provision of the Articles of the Corporation or these bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 9 may be repealed by a majority of the Whole Board, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).

ARTICLE II

BOARD OF DIRECTORS

Section 1.	General Powers, Number and Term of Office.

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the MGCL, be fixed from time to time exclusively by vote of the Board of Directors; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. The Board of Directors shall annually elect a Chairperson of the Board from among its members and shall designate the Chairperson of the Board or his or her designee to preside at its meetings.

The directors, other than those who may be elected by the holders of any series of preferred stock, shall be divided into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual

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meeting of stockholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or for such shorter period of time as the Board of Directors may determine, with each director to hold office until his or her successor shall have been duly elected and qualified.

Section 2.	Vacancies and Newly Created Directorships.

By virtue of the Corporation’s election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of two-thirds (2/3) of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.	Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places or by means of remote communication, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required. Any regular meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 4.	Special Meetings.

Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number) or the Chairperson of the Board and shall be held at such place or by means of remote communication, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director who has not waived notice by mailing and post-marking written notice not less than five (5) days before the meeting, or by facsimile or other electronic transmission of the same not less than twenty four (24) hours before the meeting. Any director may waive notice of any special meeting, either before or after such meeting, by delivering a written waiver or a waiver by electronic transmission that is filed with the records of the meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted nor the purpose of any special meeting of the Board of Directors need be specified in the notice of such meeting. Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

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Section 5.	Quorum.

At any meeting of the Board of Directors, a majority of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 6.	Participation in Meetings by Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at such meeting.

Section 7.	Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in these bylaws or the Corporation’s Articles or required by law. Action may be taken by the Board of Directors without a meeting if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of the Board of Directors and filed in paper or electronic form with the minutes of proceedings of the Board of Directors.

Section 8.	Powers.

All powers of the Corporation may be exercised by or under the authority of the Board of Directors except as provided by the Articles of the Corporation. Consistent with the foregoing, the Board of Directors shall have, among other powers, the unqualified power:

(i)	To declare dividends from time to time in accordance with law;

(ii)	To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(iii)

To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(iv)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(v)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

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(vi)

To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(vii)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(viii)	To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation’s business and affairs.

Section 9.	Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 10.	Resignation.

Any director may resign at any time by giving written notice of such resignation to the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof.

Section 11.	Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to such action unless such director announces his or her dissent at the meeting and (a) such director’s dissent is entered in the minutes of the meeting, (b) such director files his or her written dissent to such action with the secretary of the meeting before the adjournment thereof, or (c) such director forwards his or her written dissent within twenty four (24) hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his or her dissent known at the meeting.

Section 12.	Director Qualifications.

(a) No person shall be eligible for election or appointment to the Board of Directors: (i) if a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person may serve on the Board of Directors if such person is: (i) at the same time, a director, trustee, officer, employee or ten percent (10%) or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar

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organization, other than an affiliate of the Corporation, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Corporation or any of its affiliates; (ii) does not agree in writing to comply with all of the Corporation’s policies applicable to directors including but not limited to its confidentiality policy; (iii) does not confirm in writing that he or she is not a party to any agreement, understanding or commitment with respect to how he or she would act or vote on any issue or question before the Board of Directors or that would otherwise impact his or her ability to discharge his or her fiduciary duties as a director; (iv) is the representative or agent of, or a member of a group acting in concert that includes, a person who is ineligible for election or appointment to the Board of Directors under this Section 12; or (v) is the nominee or representative, as that term is defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n) or any successor provision, of a company of which any of the directors, partners, trustees, or ten percent (10%) stockholders would not be eligible for election or appointment to the Board of Directors under this Section 12. For purposes of this Section 12, a person shall be deemed to be acting in concert with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the corporation in parallel with such other person and there are overt actions by, or communications between, such persons reasonably suggesting that they are coordinating their efforts toward such common goal or if such persons are acting in concert within the meaning of 12 C.F.R. §303.81 or any successor provision.

(b) The Board of Directors shall have the power to construe and apply the provisions of this Section 12 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the representative, agent or nominee of a group acting in concert.

Section 13.	Eligibility.

No person may be appointed, re-appointed, elected or re-elected as a director following his or her attaining the age of seventy-five (75).

Section 14.	Attendance at Board Meetings.

The Board of Directors shall have the right to remove any director from the Board upon a director’s unexcused absence from (i) three (3) consecutive regularly scheduled meetings of the Board of Directors or (ii) five (5) regularly scheduled meetings of the Board of Directors in any fiscal year of the Corporation. No director shall be eligible for re-election if, during the preceding fiscal year, such director shall not have attended at least twenty percent (20%) of the meetings held by the Board during such fiscal year, unless such absences are for reasonable cause shown.

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ARTICLE III

COMMITTEES

Section 1.	Committees of the Board of Directors.

(a) General Provisions. The Board of Directors may appoint from among its members an Audit Committee, a Compensation Committee, a Nominating/Governance Committee, and such other committees as the Board of Directors deems necessary or desirable. The Board of Directors may delegate to any committee so appointed any of the powers and authorities of the Board of Directors to the fullest extent permitted by the MGCL and any other applicable law.

(b) Composition. Each committee shall be composed of one (1) or more directors or any other number of members specified in these bylaws. The Chairperson of the Board may recommend committees, committee memberships, and committee chairs to the Board of Directors. The Board of Directors shall have the power at any time to appoint the chairperson and the members of any committee, change the membership of any committee, to fill all vacancies on committees, to designate alternate members to replace or act in the place of any absent or disqualified member of a committee, or to dissolve any committee. A member of a committee may resign from that committee at any time by giving written notice of such resignation to the Chairperson of the Board. Unless otherwise specified therein, such resignation from the committee shall take effect upon receipt thereof.

(c) Issuance of Stock. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors. Any committee so designated may exercise the power and authority of the Board of Directors if the resolution that designated the committee or a supplemental resolution of the Board of Directors shall so provide.

Section 2.	Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if a unanimous consent that sets forth the action is given in writing or by electronic transmission by each member of the committee and filed in paper or electronic form with the minutes of the proceedings of such committee. The members of any committee may conduct any meeting thereof by conference telephone or other communications equipment in accordance with the provisions of Section 6 of Article II.

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ARTICLE IV

OFFICERS

Section 1.	Generally.

(a) The Board of Directors as soon as may be practicable after the annual meeting of stockholders shall choose a Chairperson of the Board, Chief Executive Officer, President, a Secretary and a Chief Financial Officer/Treasurer and from time to time may choose one or more Vice Presidents or such other officers as it may deem proper. Any number of offices may be held by the same person, except that no person may concurrently serve as both President and Vice President of the Corporation.

(b) The term of office of all officers shall be until the next annual election of officers and until their respective successors are chosen, but any officer may be removed from office at any time by the affirmative vote of a majority of the Whole Board.

(c) All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 2.	Chairperson of the Board of Directors.

The Chairperson of the Board of Directors of the Corporation shall perform all duties and have all powers that are commonly incident to the office of Chairperson of the Board or that are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized.

Section 3.	Chief Executive Officer.

The Chief Executive Officer, subject to the control of the Board of Directors, shall serve in a general executive capacity and have general power over the management and oversight of the administration and operation of the Corporation’s business and general supervisory power and authority over its policies and affairs. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

Section 4.	President.

The President shall perform the duties of the Chief Executive Officer in the Chief Executive Officer’s absence or during his or her disability to act. In addition, the President shall perform the duties and exercise the powers usually incident to his or her office and/or such other duties and powers as may be properly assigned to the President from time to time by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

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Section 5.	Vice President.

The Vice President or Vice Presidents (including Executive Vice Presidents or other levels of Vice President designated by the Board of Directors), if any, shall perform the duties of the Chief Executive Officer in the absence of both the Chief Executive Officer and the President, or during their disability to act. In addition, the Vice Presidents shall perform the duties and exercise the powers usually incident to their respective office and/or such other duties and powers as may be properly assigned to the Vice Presidents from time to time by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Section 6.	Secretary.

The Secretary or an Assistant Secretary shall issue notices of meetings, keep the minutes of meetings, have charge of the seal and the corporate books, perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer.

Section 7.	Chief Financial Officer/Treasurer.

The Chief Financial Officer/Treasurer shall have charge of all monies and securities of the Corporation, other than monies and securities of any division of the Corporation that has a treasurer or financial officer appointed by the Board of Directors, and shall keep regular books of account. The funds of the Corporation shall be deposited in the name of the Corporation by the Chief Financial Officer/Treasurer with such banks or trust companies or other entities as the Board of Directors from time to time shall designate. The Chief Financial Officer/Treasurer shall sign or countersign such instruments as require his or her signature, shall perform all such duties and have all such powers as are usually incident to such office and/or such other duties and powers as are properly assigned to him or her by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer, and may be required to give bond for the faithful performance of his or her duties in such sum and with such surety as may be required by the Board of Directors.

Section 8.	Other Officers.

The Board of Directors may designate and fill such other offices in its discretion and the persons holding such other offices shall have such powers and shall perform such duties as the Board of Directors or Chief Executive Officer may from time to time assign.

Section 9.	Action with Respect to Securities of Other Corporations

Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

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ARTICLE V

STOCK

Section 1.	Certificates of Stock.

The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each stockholder is entitled to certificates that represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class that the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock that the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of preferred stock or (b) a statement that provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to the Corporation’s transfer agent. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above with respect to stock certificates. Each stock certificate shall be in such form, not inconsistent with law or with the Corporation’s Articles, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairperson of the Board, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Chief Financial Officer or the Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

Section 2.	Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article V of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3.	Record Dates or Closing of Transfer Books.

The Board of Directors may, and shall have the power to, set a record date or direct that the stock transfer books be closed for a stated period to make any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be before the close of business on the day the record date is fixed nor, subject to Section 3 of Article I of these

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bylaws, more than ninety (90) days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than twenty (20) days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the date of the meeting. Any shares of the Corporation’s own stock acquired by the Corporation between the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders and the time of the meeting may be voted at the meeting by the holder of record as of the record date and shall be counted in determining the total number of outstanding shares entitled to be voted at the meeting.

Section 4.	Lost, Stolen or Destroyed Certificates.

The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one that is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation or to the transfer agent designated to transfer shares of the stock of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give a bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate without the order of a court having jurisdiction over the matter.

Section 5.	Stock Ledger.

The Corporation shall maintain a stock ledger that contains the name and address of each stockholder and the number of shares of stock of each class that the stockholder holds. The stock ledger may be in written form or in any other form that can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.

Section 6.	Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

MISCELLANEOUS

Section 1.	Facsimile Signatures.

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2.	Corporate Seal.

The Board of Directors may provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more

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duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

Section 3.	Books and Records.

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these bylaws shall be kept at the principal office of the Corporation.

Section 4.	Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5.	Fiscal Year.

The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December in each year.

Section 6.	Time Periods.

In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days before an event or that an act be done during a period of a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 7.	Checks, Drafts, Etc.

All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall be signed by any officer, employee or agent of the Corporation that is authorized by the Board of Directors.

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Section 8.	Mail.

Any notice or other document that is required by these bylaws to be mailed shall be deposited in the United States mail, postage prepaid.

Section 9.	Contracts and Agreements.

To the extent permitted by applicable law, and except as otherwise prescribed by the Articles or these bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE VIII

AMENDMENTS

These bylaws may be adopted, amended or repealed as provided in the Articles of the Corporation.

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EXHIBIT C

Certificate of Incorporation and Bylaws of the MHC

BOGOTA FINANCIAL, MHC

CERTIFICATE OF INCORPORATION

FIRST: Corporate Title. The name of the mutual holding company hereby incorporated is Bogota Financial, MHC (the “Mutual Company”).

SECOND: Principal Office. The principal office of the Mutual Company is to be located at 819 Teaneck Road, Teaneck, New Jersey 07666.

THIRD: Duration. The duration of the Mutual Company is perpetual.

FOURTH: Purpose and Powers. The purpose of the Mutual Company is to pursue any or all of the lawful objectives of a mutual savings bank holding company incorporated under Article 49 of the New Jersey Banking Act of 1948, as amended, and to exercise all of the express, implied, and incidental powers conferred thereby and all acts amendatory thereof and supplemental thereto, subject to the Constitution and the laws of the State of New Jersey as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the New Jersey Department of Banking and Insurance (the “Department”).

FIFTH: Capital. The Mutual Company shall have no capital stock. The Mutual Company will receive $50,000 to serve as the initial capitalization of the Mutual Company.

SIXTH: Organizers. The names of the directors of the organizing mutual savings bank are as follows:

Name	Residential Address
Joseph Coccaro	6 Heather Lane, Middletown, NJ 07748
Bruce H. Dexter	23 Mountain Road, Tenafly, NJ 07670
Gary Gensheimer	215 Cedar Island Drive, Brick, NJ 08723
Steven M. Goldberg	137 Brewster Road, Wyckoff, NJ 07481
John Masterson	24 Country Club Way, Demarest, NJ 07627

The business address of the organizers of the organizing mutual savings bank is 819 Teaneck Road, Teaneck, New Jersey 07666.

SEVENTH: Number of Trustees. The number of Trustees of the Mutual Company shall be not less than six (6), and not more than twenty-one (21), as fixed from time to time by the Board of Trustees of the Mutual Company.

EIGHTH: Initial Trustees. The persons who shall serve as Trustees of the Mutual Company, until their successors are elected and qualified are as follows:

Name	Term Expires
Steven M. Goldberg	2020
John Masterson	2020
Joseph Coccaro	2021
Bruce H. Dexter	2021
Gary Gensheimer	2022
Brian McCourt	2022

NINTH: Amendment of Bylaws. The Board of Trustees of the Mutual Company shall have power to make, amend and repeal the bylaws of the Mutual Company. The power conferred by this Article NINTH shall be subject to such limitations as from time to time be imposed by law.

TENTH: Interest of Depositors in Assets. In addition to the liquidation rights described in Article ELEVENTH below, each depositor of Bogota Saving Bank (the “Bank”) shall have the same interest in the assets of the Mutual Company as a depositor had in the Bank immediately prior to the formation of the Mutual Company. In the event of the liquidation of the Bank and the Mutual Company, the proceeds of the liquidation of the assets of the Mutual Company shall be distributed as set forth in Section 284 of the Banking Act of 1948 (N.J.S.A. 17:9A-284), except that the reference in such statute to “savings bank,” shall refer to the Mutual Company.

ELEVENTH: Liquidation Rights. Pursuant to the requirements of the laws of the State of New Jersey and the rules and regulations of the Department, the Mutual Company shall maintain a liquidation account in the Mutual Company or the Bank for the benefit of each holder of a qualifying deposit account with the Bank as of December 31, 2017. In the event the Mutual Company engages in a “Conversion Transaction,” as described in Article FOURTEENTH below, the liquidation account shall terminate and a new liquidation account shall be established by the new stock holding company or the Bank as part of the Conversion Transaction pursuant to applicable federal regulations, the laws of the State of New Jersey and the rules and regulations of the Department. In addition, all persons who became holders of a deposit account with the Bank subsequent to December 31, 2017 will have liquidation rights with respect to the Mutual Company to the same extent that depositors hold liquidation rights in the Bank prior to the organization of the Mutual Company, but will not have an interest in the liquidation account described in this Article ELEVENTH. No person who ceases to be the holder of a deposit account with the Bank shall have any liquidation rights with respect to the Mutual Company or any interest in the liquidation account. Borrowers from the Bank will not receive liquidation rights in the Mutual Company in connection with any borrowings from the Bank. A “Conversion Transaction” as described in Article FOURTEENTH below shall not be deemed a liquidation of the Mutual Company.

TWELFTH: Limitation of Liability. A Trustee or officer of the Mutual Company shall not be personally liable to the Mutual Company or the depositors of the organizing mutual savings bank for damages for breach of any duty owed to the Mutual Company or depositors of the organizing savings bank, except that this provision shall not relieve a Trustee or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Mutual Company or depositors of the organizing savings bank, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an

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improper benefit. If the Banking Act of 1948 as presently enacted is amended after the date hereof to authorize action further eliminating or limiting the personal liability or Trustees or officers, then the liability of a Trustee or officer of the Mutual Company shall be eliminated or limited to the fullest extent permitted by the Banking Act of 1948, as so amended. Any repeal or modification of this Article TWELFTH shall be prospective only and shall not adversely affect any right or protection of a Trustee or officer existing at the time of such repeal or modification.

THIRTEENTH: Ownership of Voting Stock of Bogota Financial Corp. At all times so long as the Mutual Company and Bogota Financial Corp. (the “Stock Holding Company”) are in existence, the Mutual Company must own at least a majority of the Voting Stock of the Stock Holding Company. For these purposes, “Voting Stock” means common stock or preferred stock, or similar interests if the shares by statute, charter or in any manner, entitle the holder: (i) to vote for or to select directors of the Stock Holding Company; and (ii) to vote on or to direct the conduct of the operations or other significant policies of the Stock Holding Company. Notwithstanding anything in the preceding sentence, preferred stock is not “Voting Stock” if: (i) voting rights associated with the preferred stock are limited solely to the type customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preferences of the preferred stock, such as the issuance of additional amounts or classes of senior securities, the modification of the terms of the preferred stock, the dissolution of the Stock Holding Company, or the payment of dividends by the Stock Holding Company when preferred dividends are in arrears; (ii) the preferred stock represents an essentially passive investment or financing device and does not otherwise provide the holder with control over the Stock Holding Company; and (iii) the preferred stock does not at the time entitle the holder, by statute, charter, or otherwise, to select or to vote for the selection of directors of the Stock Holding Company. Notwithstanding anything in the preceding two sentences, “Voting Stock” shall be deemed to include preferred stock and other securities that, upon transfer or otherwise, are convertible into Voting Stock or exercisable to acquire Voting Stock where the holder of the stock, convertible security or right to acquire Voting Stock has the preponderant economic risk in the underlying Voting Stock. Securities immediately convertible into Voting Stock at the option of the holder without payment of additional consideration shall be deemed to constitute the Voting Stock into which they are convertible; other convertible securities and rights to acquire Voting Stock shall not be deemed to vest the holder with the preponderant economic risk in the underlying Voting Stock if the holder has paid less than 50% of the consideration required to directly acquire the Voting Stock and has no other economic interest in the underlying Voting Stock.

FOURTEENTH: Conversion Transaction. The Mutual Company may elect at any time to convert to stock form in accordance with applicable law and regulation (a “Conversion Transaction”). In a Conversion Transaction, the Mutual Company will merge with and into the Stock Holding Company with the Stock Holding Company as the resulting entity, followed by the merger of the Stock Holding Company with and into a new stock holding company, with the new stock holding company as the resulting entity. Depositors of Bogota Savings Bank, a stock savings bank, will receive the right to subscribe for a number of shares of common stock of the new stock holding company. The additional shares of common stock of the new stock holding company issued in the Conversion Transaction shall be sold at their aggregate pro forma market value.

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In any Conversion Transaction, stockholders other than the Mutual Company (“Minority Stockholders”), if any, will be entitled to maintain the same percentage ownership interest in the new stock holding company after the Conversion Transaction as their ownership interest in the Stock Holding Company immediately prior to the Conversion Transaction (i.e., the “Minority Ownership Interest”), subject only to adjustment (if required by federal or state law, regulations, or regulatory policy) to reflect assets of the Mutual Company, including any dividends paid to the Mutual Company.

At the sole discretion of the Board of Trustees of the Mutual Company and the board of directors of the Stock Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs of this Article FOURTEENTH.

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IN WITNESS WHEREOF, we, organizers of the Mutual Company, have hereunto set our hands and seals this ______ day of _____________________, 2019.

Joseph Coccaro	Bruce H. Dexter

Gary Gensheimer	Steven M. Goldberg

John Masterson

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BOGOTA FINANCIAL, MHC

BYLAWS

ARTICLE I

NAME AND LOCATION

The name of this mutual savings bank holding company is Bogota Financial, MHC (the “Mutual Company”), in Teaneck, New Jersey, located in the County of Bergen and State of New Jersey.

ARTICLE II

SEAL

The Board of Trustees of this Mutual Company shall have the power to adopt and use a corporate seal, and to change the same from time to time.

ARTICLE III

OBJECTS

The objects of this Mutual Company shall be to operate as a mutual savings bank holding company as hereinafter and by the laws of the State of New Jersey is and may be permitted and provided, including The Banking Act of 1948 of New Jersey, as amended (the “Banking Act”), and to do and perform all things and acts consistent with law, as shall be authorized or approved by the Board of Trustees.

ARTICLE IV

BOARD OF TRUSTEES

Section 1. Board of Trustees. The property, business and affairs of the Mutual Company shall be managed and directed by a Board of Trustees of not less than six (6) nor more than twenty-one (21) persons, as provided from time to time by resolution of the Board. Each Trustee shall have such qualifications and meet with such eligibility requirements as are required herein, and by the Banking Act. The Board of Trustees shall have the power to exercise any and all of the powers of the Mutual Company. Each Trustee shall, following his election and before he assumes office, take an oath of office in accordance with the laws of this State.

Section 2. Vacancies. A vacancy in the Board of Trustees may be filled for the unexpired term by a plurality vote of the remaining members of the Board of Trustees.

Section 3. Election of Trustees. Election of Trustees shall be held annually. Members of the Board of Trustees shall be elected for a term of three (3) years and until their successors have been elected and qualified, or such lesser or greater term as may be provided by the Banking Act.

Section 4. Nominating Committee. The Board of Trustees shall appoint a Nominating Committee. The Nominating Committee shall meet to determine the necessary and appropriate criteria to be used by the Nominating Committee to make recommendations to the Board of Trustees for candidates to be considered for election to the Board to fill any vacancies or anticipated vacancies thereto, and to make recommendations to the Board of Trustees of candidates for consideration for election or re-election as a Trustee.

Section 5. Term of Office. The Board of Trustees shall be divided into three (3) groups. At the first meeting of the Board of Trustees, the Board shall divide the members named in its certificate of incorporation into three (3) classes; the members of one class shall hold office until the annual meeting of the board next succeeding the first meeting; the members of one class shall hold office until the annual meeting of the board next succeeding the second meeting; and the members of one class shall hold office until the annual meeting next succeeding the third meeting, so that, at each election of Trustees following the first meeting, approximately an equal number of Trustees shall be elected.

Section 6. Removal of Trustees. Any member of the Board of Trustees may be removed at any time without cause by a vote of two-thirds of the entire membership of the Board at the time in office.

Section 7. Trustees’ Meetings. The Board of Trustees shall hold at least one annual meeting within four months of each calendar year, at such time and place as it may determine, and such other meetings as shall be deemed necessary. Any action required or permitted to be taken by the Board of Trustees at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Trustees. Trustees may participate in a meeting of the Board, or a committee thereof, by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

Section 8. Special Meetings of Trustees. Special Meetings of the Board may be called at any time (i) by the Chairman of the Board, or in the absence of the Chairman, then by the Vice Chairman of the Board, or (ii) by the President or (iii) by the Chief Executive Officer; and shall be called by the Secretary upon the written request of not less than twenty percent (20%) of the Trustees then serving. Whenever the Secretary shall call a Special Meeting of the Board upon request of Trustees as herein provided, he shall call the meeting to be held in not less than ten (10) days or not more than forty (40) days after he has been requested to call said meeting. The Secretary shall notify each member of the Board in person, by telephone, by facsimile, by email or by mail, at least one (1) day prior to such meeting. Such notice shall state the purpose for which such special meeting is to be held and the time and place of such meeting. Such notice of any meeting may be waived by any Trustee, before, at or after the meeting, and if so waived, said meeting shall be sufficiently called as to such Trustee.

Section 9. Quorum. A majority of the members of the Board of Trustees shall constitute a quorum for the transaction of business at any meeting. Except as otherwise provided herein or as otherwise required by law, action taken by a majority of a meeting with a quorum being present shall be deemed the action of the Board.

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Section 10. Executive Committee. An Executive Committee of the Board of Trustees may, from time to time, be appointed by the Board of Trustees, which Executive Committee, subject to the provisions of these bylaws, shall exercise the powers of the Board permitted by applicable law in the management of the business and affairs of the Mutual Company during the interval between meetings of the Board. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any of its meetings.

Section 11. Other Committees. The Board of Trustees may, from time to time, appoint such other committees, standing or special, of the Board as are permitted by law or the needs of the Mutual Company may require.

Section 12. Disaster Plan. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Mutual Company by its Trustees and officers as contemplated by these bylaws, any three or more available members of the then incumbent Executive Committee shall constitute a quorum of that committee for the full conduct and management of the affairs and business of the Mutual Company in accordance with the provisions of these bylaws. In the event of the unavailability, at such time, of a minimum of three members of the then incumbent Executive Committee, any three available Trustees shall constitute the Executive Committee for the full conduct and management of the affairs and business of the Mutual Company in accordance with the foregoing provisions of this section. This By-law provision shall be subject to implementation by resolutions of the Board of Trustees passed from time to time for that purpose, and any provisions of these bylaws (other than this section) and any resolutions that are contrary to the provisions of this section or to the provisions of any such implementing resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this section that it shall be to the advantage of the Mutual Company to resume the conduct and management of its affairs and business under all of the other provisions of these bylaws.

Section 13. Compensation. The Board shall have full power and authority to fix the compensation of the Trustees.

Section 14. Trustee Qualifications.

(a) No person shall be eligible for election or appointment to the Board: (i) if a financial or securities regulatory agency has, within the past ten years, issued a cease and desist, consent or other formal order, other than a civil money penalty, against such person, which order is subject to public disclosure by such agency; (ii) if such person has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) if such person is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. No person may serve on the Board if such person is: (i) at the same time, a Trustee, director, officer, employee or ten percent (10%) or more stockholder of a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization, other than an affiliate of the Mutual Company, that engages in business activities or solicits customers, whether through a physical presence or electronically, in the same market area as the Mutual Company or any of its affiliates; (ii) does not agree in writing to comply with all of the Mutual Company’s policies applicable to Trustees including but not limited to its confidentiality policy; (iii) does not confirm in writing that he is not a party to any agreement,

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understanding or commitment with respect to how he would act or vote on any issue or question before the Board or that would otherwise impact his ability to discharge his fiduciary duties as a Trustee; (iv) is the representative or agent of, or a member of a group acting in concert that includes, a person who is ineligible for election or appointment to the Board under this Section 14; or (v) is the nominee or representative, as that term is defined in the regulations of the Board of Governors of the Federal Reserve System, 12 C.F.R §212.2(n) or any successor provision, of a company of which any of the Trustees, partners, directors, or ten percent (10%) stockholders would not be eligible for election or appointment to the Board under this Section 14. For purposes of this Section 14, a person shall be deemed to be acting in concert with another person if such person knowingly acts toward a common goal relating to the management, governance or control of the corporation in parallel with such other person and there are overt actions by, or communications between, such persons reasonably suggesting that they are coordinating their efforts toward such common goal or if such persons are acting in concert within the meaning of 12 C.F.R. §303.81 or any successor provision.

(b) The Board shall have the power to construe and apply the provisions of this Section 14 and to make all determinations necessary or desirable to implement such provisions, including but not limited to determinations as to whether a person is a nominee or representative of a person, a company or a group, whether a person or company is included in a group, and whether a person is the representative, agent or nominee of a group acting in concert.

Section 15. Eligibility.

(a) No Trustee shall be eligible for re-election if, during the preceding fiscal year, such Trustee shall not have attended at least twenty percent (20%) of the meetings held by the Board during such fiscal year, unless such absences are for reasonable cause shown, as determined by a majority of the other members of the Board.

(b) No person may be appointed, re-appointed, elected or re-elected as a Trustee following his attaining the age of seventy-five (75).

ARTICLE V

OFFICERS

Section 1. Officers. At each annual meeting of the Board, the Board may elect one of their members to preside at their meetings as Chairman of the Board. The Board may elect one of its members as a Vice Chairman of the Board. It shall elect a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall hold office for one year and until their successors shall be elected and qualified. Unless prohibited by law, more than one office may be held by the same person. The Board may designate one full time operational officer as the Chief Executive Officer. The Board may appoint such other officers as it deems necessary for the proper conduct of the business of the Mutual Company. The Board may also appoint or employ or authorize the President (or Chief Executive Officer, if one is designated) to appoint or employ assistant officers or assistants to officers, subject to confirmation of the Board; provided, however, that employees appointed as assistants to officers shall not be considered as officers. The Board may delegate to the President or Chief Executive Officer the authority to appoint any other employees or agents.

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Section 2. Chairman of the Board. The Chairman of the Board, if such be elected by the Board of Trustees, shall preside at all meetings of the Board and shall be a member of the Executive Committee and shall preside at all meetings of the Executive Committee. The Chairman shall perform such other duties, as usually pertain to the Office of the Chairman of the Board or the Executive Committee shall order, and as by law provided.

Section 3. Vice Chairman of the Board. The Vice Chairman of the Board, if such be elected by the Board of Trustees, shall, in the absence of the Chairman of the Board, preside at all meetings of the Board and all meetings of the Executive Committee. Further, in the absence of the Chairman of the Board, the Vice Chairman shall perform such other duties as usually pertain to the Office of Chairman of the Board or as the Board of Trustees shall order, and as by law provided.

Section 4. Chief Executive Officer. The Chief Executive Officer, if such be designated by the Board of Trustees, shall be a full time operational officer, and shall have the full authority to direct the operation and conduct of the Mutual Company under the direction of the Board of Trustees. He shall perform such other duties as usually pertain to the office, as the Board of Trustees shall order, and as provided by law. The Chief Executive Officer shall be a member of the Board.

Section 5. President. The President, in instances where the Board of Trustees has not designated a Chief Executive Officer, or in the absence or disability of the Chief Executive Officer, shall have the same authority and responsibilities as set forth in Section 4 of this Article V. The President shall perform such other duties as usually pertain to the office, as the Board of Trustees shall order, and as provided by law. The President shall be a member of the Board.

Section 6. Succession. In the event of the absence or unavailability of the Chairman of the Board, the Vice Chairman of the Board, if one is so elected, the Chief Executive Officer or the President, a member of the Board of Trustees chosen from among the Board members by a majority vote of such members shall preside at all meetings of the Board and all meetings of the Executive Committee.

Section 7. Vice Presidents. The Vice Presidents shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board of Trustees, the Chairman of the Board, the Chief Executive Officer or the President. A Vice President or Vice Presidents may be designated as Executive Vice President or Senior Vice President.

Section 8. Treasurer. The Treasurer shall perform the duties and exercise the powers usually incident to the office and/or such other duties and powers as may be properly assigned to them by the Board of Trustees, the Chairman of the Board, the Chief Executive Officer or the President. In the absence or disability of the Treasurer, his duties may be performed by an Assistant Treasurer elected by the Board of Trustees.

Section 9. Secretary. The Secretary or an Assistant Secretary shall issue notices of meetings, shall keep their minutes, shall have charge of the seal and the corporate books, shall

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perform such other duties and exercise such other powers as are usually incident to such offices and/or such other duties and powers as are properly assigned thereto by the Board of Trustees, the Chairman of the Board, the Chief Executive Officer or the President. In the absence or disability of the Secretary, his duties may be performed by an Assistant Secretary elected by the Board of Trustees.

Section 10. Officer Powers. Each officer, in addition to such powers and duties as may be provided herein, and as may be delegated to him by the Board, shall have such powers and duties as usually pertain to his office. All checks, notes and drafts of the Mutual Company shall be executed in a manner and form determined by resolution of the Board of the Mutual Company.

Section 11. Removal. Officers chosen or appointed by the Board shall be subject to removal by a majority vote of the entire membership of the Board. Any termination of employment of an officer by the Board will not affect any contractual rights such officers may have under any employment agreement with the Mutual Company. Nothing in this section shall be construed to limit the power of the President or the Chief Executive Officer to dismiss any employee as provided herein.

ARTICLE VI

INVESTMENTS

The funds of the Mutual Company shall be invested in such a manner as now or hereinafter may be authorized by the laws of the State of New Jersey.

ARTICLE VII

POWERS

The Mutual Company shall have all powers now or hereafter conferred by the laws of the State of New Jersey, both express and implied, and such other powers as are incidental thereto, and incidental or necessary to the operation of its business and the attainment of its purpose.

ARTICLE VIII

LIABILITY AND INDEMNIFICATION

Section 1. Limitations on Liability. No Trustee or officer of the Mutual Company shall be personally liable to the Mutual Company for any damages for breach of any duty owed to the Mutual Company, except to the extent of any act or omission that is:

(i)	in breach of the Trustee’s or officer’s duty of loyalty to the Mutual Company; or

(ii)	not in good faith or involving a knowing violation of law; or

(iii)	resulting in the receipt by the Trustee or officer of an improper personal benefit.

As used herein, an act or omission in breach of a person’s duty of loyalty means an act or omission that the person knows or believes to be contrary to the best interests of the Mutual Company in connection with a matter in which the person has a material conflict of interest.

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Section 2. Indemnification. The Trustees, officers, employees and agents of the Mutual Company, present or former, shall be entitled to indemnification to the fullest extent permitted by law, now or hereinafter enacted with respect to expenses and liabilities incurred in connection with any proceedings involving such Trustee, officer, employee or agent by reason of his activities in connection with the Mutual Company. The right to indemnification hereunder shall include the right to an advancement of expenses incurred in defending any civil, criminal, investigative or administrative suit, action or proceeding in accordance with applicable law. The rights to indemnification and to the advancement of expenses under this Article are subject to the applicable provisions of Section 18(k) of the Federal Deposit Insurance Act, and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

ARTICLE IX

FISCAL YEAR

The fiscal year of the Mutual Company shall end on December 31st of each year.

ARTICLE X

AMENDMENTS

Any amendment or revision of these bylaws must be presented in writing at a regular or special meeting of the Board of Trustees of the Mutual Company provided notice of the intention to amend or revise these bylaws is given in writing to each member of the Board of Trustees at least five (5) days prior to the date set for the meeting at which the revision or amendment is to be acted upon.

To amend or revise these bylaws, the vote of at least two-thirds of the members of the entire Board of Trustees then serving is required.

ARTICLE XI

DEFINITIONS

Whenever in these bylaws a word in the singular number is used, it shall be construed to mean the plural of such word whenever the circumstances requiring such construction shall arise; and whenever in these bylaws a word in the plural number is used, it shall be construed to mean the singular of such word whenever the circumstances requiring such construction shall arise.

When the word “Board” is used in these bylaws, it shall be construed to mean the Board of Trustees of the Mutual Company.

The word “person” means an individual, bank, corporation, savings bank, savings and loan association, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or any form of entity.

The use of the masculine pronouns “his” or “he” shall also refer to the feminine pronouns “her” or “she” whenever the circumstances requiring such construction shall arise.

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